Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-240183
PROSPECTUS SUPPLEMENT
(to Prospectus dated August 7, 2020)

Up to $50,000,000
Ordinary Shares

We have entered into a sales agreement (the “sales agreement”) with SVB Securities LLC (“SVB Securities”) dated January 31, 2023, relating to the sale of our ordinary shares, par value New Israeli Shekel (“NIS”) 0.01 per share (the “ordinary shares”). In accordance with the terms of the sales agreement, pursuant to this prospectus supplement, we may offer and sell our ordinary shares having an aggregate offering price of up to $50,000,000 from time to time through SVB Securities, acting as our sales agent.

Our ordinary shares are traded on The Nasdaq Global Market and the Tel Aviv Stock Exchange (the “TASE”), under the symbol “CGEN.” The last reported sale price for our ordinary shares on The Nasdaq Global Market and on the TASE on January 30, 2023, was $0.8578 and NIS 2.96 per share ($0.8535 at a current exchange rate of NIS 1 to $3.468, in accordance with the NIS-$ exchange rate published by the Bank of Israel on January 30, 2023), respectively. The currency in which our shares are traded on the TASE is the NIS.

Sales of our ordinary shares, if any, under this prospectus supplement may be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). SVB Securities is not required to sell any specific number or dollar amount of ordinary shares, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between SVB Securities and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

SVB Securities will be entitled to compensation under the terms of the sales agreement at a commission rate equal to 3.0% of the aggregate gross proceeds of any ordinary shares sold under the sales agreement. In connection with the sale of our ordinary shares on our behalf, SVB Securities will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of SVB Securities will be deemed to be underwriting commissions or discounts. See “Plan of Distribution” beginning on page S-19 for additional information regarding the compensation to be paid to SVB Securities. We have also agreed to provide indemnification and contribution to SVB Securities against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Investing in our ordinary shares involves a high degree of risk. Please read “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 2 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

None of the Securities and Exchange Commission, the Israel Securities Authority or any state or other securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense under the laws of the United States and the laws of the State of Israel.

SVB Securities

The date of this prospectus supplement is January 31, 2023.

About this Prospectus Supplement

On July 30, 2020, we filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form F-3 (File No. 333-240183) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on August 7, 2020. Under this shelf registration process, we may, from time to time, sell up to $350,000,000 of our ordinary shares and other securities, of which this offering is a part.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus.

In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we make future filings with the SEC to update the information contained in documents that have been incorporated by reference, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in this prospectus supplement or the accompanying prospectus is inconsistent with a statement in another document having a later date (including a document incorporated by reference in the accompanying prospectus), the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any free writing prospectus that we may authorize for use in connection with the offering. We have not, and SVB Securities has not, authorized any other person to provide you with information different from that contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus we have authorized for use in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it. We and SVB Securities take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and SVB Securities is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The distribution of this prospectus supplement and the offering of the ordinary shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You should assume that the information appearing in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our ordinary shares. Our business, financial condition, results of operations and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context indicates otherwise, references in this prospectus to “NIS” are to the legal currency of Israel, and “U.S. dollars,” “$” or “dollars” are to United States dollars. References in this prospectus supplement to “Compugen,” “the Company,” “we,” “us” and “our” refer to Compugen Ltd. and our wholly owned subsidiary Compugen USA, Inc., except where the context otherwise requires or as otherwise indicated.

S - i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference into this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein, therein and in any free writing prospectus that we have authorized for use in connection with this offering, statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on our current beliefs, expectations and assumptions at the time made. Forward-looking statements can be identified by the use of words such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “may,” “expect,” “estimate,” “project,” “positioned,” “strategy,” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Our actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including those discussed in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein, therein and in any free writing prospectus that we have authorized for use in connection with this offering. While we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and in any free writing prospectus that we have authorized for use in connection with this offering, we caution you that these statements are based on a combination of facts and factors known by us at the time they are made and our projections of the future, about which we cannot be certain.

In addition, you should refer to the information contained under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these and other factors, we cannot assure you that the forward-looking statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein, therein or in any free writing prospectus that we have authorized for use in connection with this offering will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. You should not place undue reliance on these forward-looking statements, which apply only as of the date they are made. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein, therein or and in any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. You are advised, however, to consult any further disclosures we make on related subjects in the reports we file with the SEC.

S - ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected material information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that you should consider before investing in our securities. You should read this summary together with the entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” sections contained in this prospectus supplement, the accompanying prospectus and the documents that are incorporated herein and therein by reference, including any financial statements in such documents and the notes to those financial statements, and in any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision. This prospectus supplement may add to, update or change information contained in or incorporated by reference in the accompanying prospectus.

Overview

We are a clinical-stage therapeutic discovery and development company utilizing our broadly applicable predictive computational discovery capabilities to identify novel drug targets and new biological pathways to develop therapeutics in the field of cancer immunotherapy. Our innovative immuno-oncology pipeline consists of four clinical stage programs, targeting immune checkpoints we discovered computationally, COM701, COM902, AZD2936 and bapotulimab (formerly known as BAY1905254). Our lead product candidate, COM701, a potential first-in-class anti-PVRIG antibody, has been evaluated in Phase 1 clinical trials, for the treatment of solid tumors as a monotherapy and in combination with nivolumab ± Bristol Myers Squibb investigational anti-TIGIT, BMS-986207. Following the termination of our collaboration with Bristol Myers Squibb Company, these combination studies are being wound down while the monitoring of patients on study treatment is still ongoing. COM902, a potential best-in-class therapeutic antibody targeting TIGIT, has been evaluated in Phase 1 clinical trials as a monotherapy and in combination with COM701. As part of our data-driven focus on two specific tumor types for the further clinical evaluation of COM701 and COM902, we are working to initiate a clinical trial in metastatic microsatellite stable colorectal cancer with a triple treatment combination of COM701, COM902 and pembrolizumab and a study in platinum resistant ovarian cancer patients. AZD2936 is a novel anti PD-1/TIGIT bispecific antibody where the TIGIT-specific component is derived from our COM902 antibody. AZD2936 is being developed by AstraZeneca PLC (“AstraZeneca”) pursuant to an exclusive license agreement between us and AstraZeneca and is in Phase 2 clinical trial in patients with advanced or metastatic non-small cell lung cancer. Bapotulimab, an antibody targeting ILDR2, licensed to Bayer Pharma AG (“Bayer”) under a research and discovery collaboration and license agreement, is also in a Phase 1 clinical trial in immuno-oncology treatment naïve head and neck squamous cell carcinoma patients. This research and discovery collaboration and license agreement will expire on February 27, 2023, and we plan to pursue our right to receive an exclusive license under Bayer’s intellectual property as required to allow us to continue the development and commercialization of bapotulimab, to the extent we choose to do so. Our therapeutic pipeline of early-stage immuno-oncology programs consists of programs aiming to address various mechanisms of immune resistance. The most advanced early-stage program, COM503, a potential first-in-class, high affinity antibody targeting cytokine biology to enhance anti-tumor immunity in a differentiated manner, entered pre-IND enabling studies. Our business model is to selectively enter into collaborations for our novel targets and related drug product candidates at various stages of research and development under various revenue-sharing arrangements. Integrating cutting edge computational capabilities with ground-breaking immuno-oncology research and drug development expertise has enabled the advancement of three drug targets from computer prediction through successful preclinical studies to the clinic and as a result, we believe that we are uniquely positioned to discover and develop potential new, first-in-class treatment options for cancer patients.

Our Strategy

We aim to transform patient lives by developing first-in-class therapeutics in the field of cancer immunotherapy based on our computational target discovery capabilities. Our pipeline strategy for the development of potentially first-in-class cancer immunotherapies is differentiated in the competitive landscape of immuno-oncology in the following manner:

•
It is based on the discovery of novel targets and biological pathways discovered by our predictive computational discovery capabilities with the potential to address the unmet need of patients non-responsive to current cancer immunotherapies;

•	We integrate our cutting-edge computational capabilities with our ground-breaking immuno-oncology research and drug development expertise to inform our drug development process; and

•	We use the same integrated capabilities to identify drug combinations and design biomarker strategy for future patient selection.

We believe this uniquely positions us in the discovery and the development of first-in-class drugs for cancer immunotherapy.

In our clinical therapeutic pipeline, our most advanced programs are:

•
COM701 is our lead immuno-oncology pipeline program. COM701 is a humanized antibody that binds with high affinity to PVRIG, a novel immune checkpoint target candidate discovered by us that blocks the interaction with its ligand, PVRL2. Our data suggests that the PVRIG pathway is parallel and complementary to TIGIT, an immune checkpoint discovered computationally by us in 2009. These two pathways intersect with DNAM-1, a costimulatory receptor on T cells and NK cells. The PD-1 pathway also intersects with DNAM-1. In certain tumors, the blockade of both TIGIT and PVRIG may be required to stimulate an antitumor immune response, with or without additional PD-1 pathway blockade. Phase 1 trials for COM701 were initiated in September 2018.

•
COM902 is a high affinity, fully human antibody developed by us, targeting TIGIT, an immune checkpoint. COM902 blocks the interaction of TIGIT with PVR, its ligand. Our preclinical data suggests that in certain tumor indications the blockage of both TIGIT and PVRIG, two coinhibitory arms of the DNAM-1 axis, may be required to stimulate an anti-tumor immune response with or without the blockade of the PD-1 pathway. Phase 1 trials for COM902 were initiated in March 2020.

•
AZD2936 is a novel PD-1/TIGIT bispecific antibody with a TIGIT component that is derived from COM902 and is being developed pursuant to an exclusive license agreement with AstraZeneca. AstraZeneca initiated its Phase 2 trial in patients with advanced or metastatic non-small cell lung cancer in September 2022.

•
Bapotulimab (formerly known as BAY1905254) is a new immune checkpoint identified by us targeting ILDR2, that is being developed by Bayer pursuant to a research and discovery collaboration and license agreement signed in 2013. The research and discovery collaboration and license agreement will expire on February 27, 2023, and we plan to pursue our right to receive an exclusive license under Bayer’s intellectual property as required to allow us to continue the development and commercialization of bapotulimab, to the extent we choose to do so.

Corporate Information

Our legal and commercial name is Compugen Ltd. We were incorporated on February 10, 1993, as an Israeli corporation and operate under the Israeli Companies Law, 5759-1999, as amended together with all regulations promulgated thereunder (the “Companies Law”). Compugen USA, Inc., our wholly owned subsidiary, was incorporated in Delaware in March 1997, is qualified to do business in California, with an office located at 225 Bush Street, Suite 348, 395 Oyster Point Blvd., Suite 307 South San Francisco, CA 94104.

Our principal executive offices are located at 26 Harokmim Street, Holon 5885849, Israel. Our telephone number is +972-3-765-8585 and our website is www.cgen.com. The information on, or accessible through, our website or any other website referenced herein is not incorporated by reference into this prospectus supplement, is not considered a part of this prospectus supplement and should not be relied upon with respect to this offering.

Israel Innovation Authority

The government of Israel encourages research and development projects in Israel through the Israel Innovation Authority (the “IIA”), pursuant to and subject to the provisions of the Israeli Law for the Encouragement of Industrial Research and Development of 1984 and regulations promulgated thereunder (together, the “R&D Law”). Under the R&D Law, research and development projects which are approved by the Research Committee of the IIA are eligible for grants, in exchange for payment of royalties from revenues generated by the products (and related services) developed within the framework of such approved project (“Financed Know-How”) and subject to compliance with certain requirements and restrictions under the R&D Law, which must generally continue to be complied with even following full repayment of all IIA grants.

We received grants from the IIA for several projects and may receive additional grants in the future. Under the terms of the grants received, we are required to pay royalties ranging between 3% to 5% of the revenues we generate from our products which incorporate technologies which were financed by such grants, until 100% of the dollar value of the grant is repaid (plus LIBOR interest applicable to grants received on or after January 1, 1999). As of December 31, 2022, we received grants from the IIA in the aggregate principal amount of approximately $7.3 million. Our contingent obligation for royalties, net of royalties already paid or accrued in the sum of approximately $2.0 million, along with the accumulated LIBOR interest to date of approximately $4.3 million, totaled approximately $9.6 million as of December 31, 2022. In addition to the obligation to pay royalties to the IIA, the R&D Law requires that products which incorporate Financed Know-How be manufactured in Israel and prohibits the transfer of the Financed Know-How and any right derived therefrom to third parties, unless otherwise approved in advance by the IIA. Such prior consent may be given by the IIA subject to payment of increased royalties.

In addition, we participated in four MAGNET Consortium programs - Drugs and Diagnostic Kits, or DAAT Consortium, Tevel Biotechnology Consortium, Pharmalogica Consortium and Rimonim Consortium – for which we received from the IIA a total amount of approximately $2.1 million, and in two MAGNETON programs, for which we received from the IIA approximately $0.5 million. These grants do not bear any royalty obligations, but as the R&D Law applies to these programs, the restrictions on transfer of know-how or manufacturing outside of Israel, as detailed above, do apply.

For a description of our obligations in connection with the grants from the IIA under the R&D Law, see Item 5C “Operating and Financial Review and Prospects— Research and Development, Patents and Licenses— Research and Development Grants— The Israel Innovation Authority” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, which is incorporated herein by reference.

THE OFFERING

Ordinary shares offered by us:	Ordinary shares having an aggregate offering price of up to $50 million.

Ordinary shares to be outstanding after this offering:
Up to 144,913,288 ordinary shares, assuming sales of 58,288,645 ordinary shares in this offering at an offering price of $0.8578 per share, which was the last reported sale price of our ordinary shares on The Nasdaq Global Market on January 30, 2023. The actual number of ordinary shares issued will vary depending on the sales price under this offering.

Plan of Distribution:	“At the market offering” that may be made from time to time through our sales agent, SVB Securities. See “Plan of Distribution” on page S-19 of this prospectus supplement.

Use of Proceeds:
We currently intend to use the net proceeds from this offering for pipeline development, general corporate purposes and working capital. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Risk Factors:
Investing in our ordinary shares involves significant risks. See the information under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 2 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.

Trading markets:	Our ordinary shares are traded on The Nasdaq Global Market and on the TASE under the symbol “CGEN.”

The number of ordinary shares to be outstanding immediately after this offering as shown above is based on 86,624,643 ordinary shares outstanding as of September 30, 2022 and excludes the following as of that date:

•	7,859,856 ordinary shares issuable upon the exercise of outstanding options to purchase ordinary shares, having a weighted average exercise price of $5.81 per share;
•	297,469 ordinary shares issuable upon the exercise of outstanding warrants to purchase ordinary shares, with an exercise price of $4.74 per share;
•	an aggregate of 2,216,190 ordinary shares issuable and reserved for future grants under the Compugen 2010 Share Incentive Plan, as amended; and
•	an aggregate of 324,146 ordinary shares issuable and reserved for future grants under the Compugen 2021 Employee Share Purchase Plan.

RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. Before deciding whether to invest in our ordinary shares, you should consider carefully the risks described below as well as those discussed under the section captioned “Item 3. Key Information. Risk Factors” contained in our Annual Report on Form 20-F for the year ended December 31, 2021, as amended, filed with the SEC on February 28, 2022, which is incorporated by reference in the prospectus supplement and the accompanying prospectus, in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. The risks and uncertainties previously described and discussed below are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks actually occurs, our business, financial condition, results of operation or cash flow could be adversely affected. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment.

Risks Related to our Ordinary Shares and this Offering

Our management and board of directors will have broad discretion in the use of the net proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

Our management and board of directors will have broad discretion over the use of our net proceeds from this offering, and you will be relying on their judgment regarding the application of these proceeds, which can be different from that contemplated as of the date of this prospectus supplement. Our management and board of directors might not apply our net proceeds in ways that ultimately increase the value of your investment and we might not be able to yield a significant return, if any, on any investment of these net proceeds. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and cause the price of our ordinary shares to decline.

The shares offered hereby will be sold in “at the market offerings” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering, and it is not possible to predict the number of shares that will ultimately be issued and sold or the prices that will be paid by investors. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Investors in this offering may experience immediate and substantial dilution.

The public offering price of the ordinary shares offered pursuant to this prospectus supplement may be higher than the net tangible book value per ordinary shares. Therefore, if you purchase ordinary shares in this offering at a price that is higher than the net tangible book value per share of our ordinary shares, you will incur immediate and substantial dilution in the net tangible book value per share from the price per share that you pay.

You may experience future dilution as a result of future equity offerings.

We may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares, or securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

In addition, we have issued warrants and options to purchase our ordinary shares, and this may result in the issuance of a substantial number of additional ordinary shares upon their exercise, which shares are eligible for, or may become eligible for, unrestricted resale. If the holders of outstanding options or warrants to acquire ordinary shares exercise those options or warrants at prices below the public offering price, you will incur further dilution. We may issue additional securities convertible into or exchangeable for our ordinary shares in the future. Any sales of such shares in the public market or otherwise could reduce the prevailing market price of our ordinary shares, as well as make future sales of ordinary shares by us less attractive or not feasible, thus limiting our capital resources.

We may not be able to meet the continued listing standards of The Nasdaq Stock Market LLC, or Nasdaq, which require a minimum closing bid price of $1.00 per share, which could result in our delisting and negatively impact the price of our ordinary shares and our ability to access the capital markets.

Our ordinary shares are listed on The Nasdaq Global Market. The Nasdaq Stock Market LLC (“Nasdaq”) provides various continued listing requirements that a company must meet in order for its shares to continue trading on the exchange. Among these requirements is the requirement that our shares trade at a minimum bid price of $1.00 per share. On October 31, 2022, we received a written notice from the Listing Qualifications Department of Nasdaq, notifying us that our ordinary shares failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”).

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we have a compliance period of 180 calendar days from the date of the notification letter from Nasdaq, or until May 1, 2023, to regain compliance with the Minimum Bid Price Requirement. If at any time before May 1, 2023, the closing bid price of our ordinary shares is at least $1.00 for a minimum of 10 consecutive business days, we will be deemed to have regained compliance with the Minimum Bid Price Requirement, following which, Nasdaq will provide a written confirmation of compliance and the matter will be closed. In the event that we do not regain compliance by May 1, 2023, we may transfer the listing and trading of our ordinary shares to The Nasdaq Capital Market, provided that we meet the applicable standards for initial listing of our ordinary shares on the Nasdaq Capital Market (other than the Minimum Bid Price Requirement) and may be eligible for an additional 180 calendar day grace period by providing a written notice of our intention to cure the deficiency during this second compliance period by effecting a reverse share split, if necessary. If we do not regain compliance with the Minimum Bid Price Requirement by May 1, 2023, and we are ineligible for an additional grace period, Nasdaq will provide written notice that the ordinary shares are subject to delisting from The Nasdaq Global Market. In that event, we may appeal the determination to a Nasdaq hearings panel.

There is no assurance that our share price will trade at or above a minimum bid price of $1.00 per share and if we fail to meet minimum listing requirements, there can be no assurance that we will be able to regain compliance with the Minimum Bid Price Requirement or will otherwise be in compliance with other Nasdaq listing criteria. Any such delisting could adversely affect our ability to obtain financing for the continuation of our operations and could result in the loss of confidence by investors, collaborators and employees.

Our ordinary shares are traded on more than one market and this may result in price variations.

In addition to being traded on The Nasdaq Global Market, our ordinary shares are also traded on the TASE. Trading in our ordinary shares on these markets take place in different currencies (U.S. dollars on Nasdaq and NIS on the TASE), and at different times (resulting from different time zones, trading days and public holidays in the United States and Israel). The trading prices of our ordinary shares on these two markets may differ due to these and other factors. Any decrease in the price of our ordinary shares on one market could cause a decrease in the trading price of our ordinary shares on the other market.

Because we do not intend to declare cash dividends on our ordinary shares in the foreseeable future, shareholders must rely on appreciation of the value of our ordinary shares for any return on their investment and may not receive any funds without selling their ordinary shares.

We have never declared or paid cash dividends on our ordinary shares and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, we expect that only appreciation of the price of our ordinary shares, if any, will provide a return to investors in this offering for the foreseeable future. In addition, because we do not pay cash dividends, if our shareholders want to receive funds in respect of our ordinary shares, they must sell their ordinary shares to do so.

Unfavorable global or domestic political or economic conditions could adversely affect our business, financial condition or results of operations.

The global economy continues to experience significant volatility, and the economic environment may continue to be, or become, less favorable than that of past years. Higher costs for goods and services, inflation, deflation, the imposition of tariffs or other measures that create barriers to or increase the costs associated with international trade, overall economic slowdown or recession and other economic factors in Israel, the U.S. or in any other markets in which we operate could adversely affect our operations and operating results. Among other matters, the continued risk of a debt default by one or more European countries, related financial restructuring efforts in Europe, and/or evolving deficit and spending reduction programs instituted by the U.S. and other governments could negatively impact the global economy and/or pharmaceutical industry.

In addition, recent political and civil actions in Israel during the month of January 2023, resulting from, among other things, proposed changes to certain Israeli constitutional legislation, may have an adverse effect on the Israeli social, economic and political landscape and in turn, on us. However, it is difficult to predict at this time what the effect of such actions will be, if any. Furthermore, although to date we have not been directly impacted by the current military conflict between Russia and Ukraine, this conflict, or any expansion thereof, could disrupt or otherwise adversely impact our operations and those of third parties upon which we rely. Related sanctions, export controls or other actions have been or may in the future be initiated by nations including the United States, the European Union or Russia (e.g., potential cyberattacks, disruption of energy flows, etc.), which could adversely affect our business and/or our supply chain, our CROs, CMOs and other third parties with whom we conduct business. Any of the foregoing could harm our business and we cannot anticipate all of the ways in which the current economic climate and financial market conditions could adversely impact our business.

Our shareholders’ rights and responsibilities are governed by Israeli law which differs in some material respects from the rights and responsibilities of shareholders of U.S. companies.

Because we are incorporated under Israeli law, the rights and responsibilities of our shareholders are governed by our Articles of Association, as amended from time to time, or Articles, and Israeli law. These rights and responsibilities differ in some respects from the rights and responsibilities of shareholders in U.S.-based corporations. In particular, a shareholder of an Israeli company has a duty to act in good faith and in a customary manner in exercising its rights and performing its obligations towards the company and other shareholders and to refrain from abusing its power in the company, including, among other things, in voting at the general meeting of shareholders on certain matters, such as an amendment to a company’s articles of association, an increase of a company’s authorized share capital, a merger of a company and approval of interested party transactions that require shareholder approval. A shareholder also has a general duty to refrain from discriminating against other shareholders. In addition, a controlling shareholder or a shareholder who knows that it possesses the power to determine the outcome of a shareholders’ vote or to appoint or prevent the appointment of an office holder in a company or has another power with respect to a company, has a duty to act in fairness towards such company. Israeli law does not define the substance of this duty of fairness and there is limited case law available to assist in understanding the nature of this duty or the implications of these provisions. These provisions may be interpreted to impose additional obligations and liabilities on our shareholders that are not typically imposed on shareholders of U.S. corporations.

If we are a passive foreign investment company, or PFIC, our U.S. shareholders may be subject to adverse U.S. federal income tax consequences. Based on our analysis of our estimated income, estimated assets, activities and market capitalization, we believe that we were a PFIC for the taxable year ended December 31, 2022.

For U.S. federal income tax purposes, we generally will be classified as a PFIC for any taxable year in which, after the application of certain look-through rules with respect to our subsidiaries, either: (i) 75% or more of our gross income is passive income or (ii) at least 50% of the average value (determined on the basis of a weighted quarterly average) of our total assets for the taxable year produce or are held for the production of passive income. For purposes of these tests, passive income includes, among other things, dividends, interest, and gains from the sale or exchange of investment property and certain rents and royalties (excluding rents and royalties that are received from unrelated parties in connection with the active conduct of a trade or business). Assets that produce or are held for the production of passive income may include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as holding and receiving directly its proportionate share of assets and income of such corporation.

Based on our analysis of our estimated income, estimated assets, activities and market capitalization, we believe that we were a PFIC for the taxable year ended December 31, 2022. However, the determination of whether or not we are a PFIC is a fact-intensive determination made on an annual basis and because the applicable law is subject to varying interpretations, we cannot provide any assurance regarding our PFIC status and our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year. If we are classified as a PFIC for any taxable year during which a U.S. shareholder holds our ordinary shares, U.S. investors could be subject to adverse tax consequences regardless of whether we continue to qualify as a PFIC, including the treatment of gains realized on the sale of our ordinary shares as ordinary income, rather than as capital gain, the loss of the preferential rate applicable to dividends received on our ordinary shares by individuals who are U.S. holders (as defined in “Material Tax Considerations – Certain Material U.S. Federal Income Tax Considerations to U.S. Holders” below), the addition of interest charges on certain taxes treated as deferred taxes, and additional reporting requirements. A U.S. shareholder of a PFIC generally may mitigate these adverse U.S. federal income tax consequences by making a “qualified electing fund” election, or QEF, or, in some circumstances, a “mark to market” election. We may provide the information necessary for U.S. holders to make QEF elections if we were treated as a PFIC for any taxable year, although, there is no assurance that we will do so. There is no assurance that we will have timely knowledge of our status as a PFIC in the future. Accordingly, U.S. holders may be unable to make a timely QEF election with respect to our ordinary shares.

For further discussion of the PFIC rules and the adverse U.S. federal income tax consequences in the event we are classified as a PFIC, as well as certain elections that may be available to U.S. holders, see “Material Tax Considerations – Certain Material U.S. Federal Income Tax Considerations to U.S. Holders.”

If we are a controlled foreign corporation, there could be materially adverse U.S. federal income tax consequences to certain U.S. Holders of our ordinary shares.

Each “Ten Percent Shareholder” (as defined below) in a non-U.S. corporation that is classified as a controlled foreign corporation, or a “CFC”, for U.S. federal income tax purposes generally is required to include in income for U.S. federal tax purposes such Ten Percent Shareholder’s pro rata share of the CFC’s “Subpart F income” (as defined below), global intangible low taxed income, and investment of earnings in U.S. property, regardless of whether we make any distributions. Subpart F income generally includes dividends, interest, rents, royalties, gains from the sale of securities and income from certain transactions with related parties. In addition, a Ten Percent Shareholder that realizes gain from the sale or exchange of shares in a CFC may be required to classify a portion of such gain as dividend income rather than capital gain. An individual that is a Ten Percent Shareholder with respect to a CFC generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a Ten Percent Shareholder that is a U.S. corporation. We cannot provide any assurance that we will assist investors in determining whether we or any of our future non-U.S. subsidiaries are treated as a CFC or furnish to any U.S. holder the information required to comply with the reporting and tax-paying obligations discussed above. Failure to comply with these reporting obligations may subject a Ten Percent Shareholder to significant monetary penalties and may prevent the statute of limitations with respect to such Ten Percent Shareholder’s U.S. federal income tax return for the year for which reporting was due from starting.

A non-U.S. corporation generally will be classified as a CFC for U.S. federal income tax purposes if Ten Percent Shareholders own, directly or indirectly, more than 50% of either the total combined voting power of all classes of stock of such corporation entitled to vote or of the total value of the stock of such corporation. A “Ten Percent Shareholder” is a United States person (as defined by the Internal Revenue Code of 1986, as amended, or, the “Code”) who owns (directly or indirectly) 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of such corporation.

The determination of CFC status is complex and includes attribution rules, the application of which is not entirely certain. In addition, changes to the attribution rules relating to the determination of CFC status may make it difficult to determine our CFC status for any taxable year. Because our group includes at least one U.S. subsidiary (Compugen USA, Inc.), those changes to the attribution rules may cause any non-U.S. subsidiaries that we form or acquire in the future to be treated as controlled foreign corporations.

Each U.S. holder (as defined in “Material Tax Considerations – Certain Material U.S. Federal Income Tax Considerations to U.S. Holders” below) should consult its own tax advisors with respect to the potential adverse U.S. tax consequences of becoming a Ten Percent Shareholder in a CFC. If we are classified as both a CFC and a PFIC (as defined above), we generally will not be treated as a PFIC with respect to those U.S. holders that meet the definition of a Ten Percent Shareholder during the period in which we are a CFC.

Risks Related to Our Intellectual Property

If the scope of any patent protection we obtain is not sufficiently broad, or if we lose any of our patent protection, our ability to prevent our competitors from commercializing similar or identical product candidates would be adversely affected.

We have applied for patents covering proteins, therapeutic and diagnostic product candidates and their method of use, and the success of our business depends, to a large extent, on our ability to obtain and maintain such patents and any additional patents covering our future product candidates. We design our patent strategy to fit the business competitive landscape and continual legislative changes. In addition, we periodically analyze and examine our patent portfolio to align it with our pipeline strategy and business needs. We have issued patents and pending patent applications that are related to our product candidates in the U.S., Europe, and other territories. We plan to continue to apply for patent protection for our therapeutic and diagnostic inventions, but we cannot be sure that any of our patent applications will be accepted, or that they will be accepted to the extent that we seek or that they will not be challenged. Additionally, we file for patent protection in selected countries and not in all countries of the world. Therefore, we are exposed to competition in those countries in which we have no patent protection. Also, due to our early-stage pipeline and various business considerations, we may be required to seek patent protection at a very early-stage. This may cause us to file with insufficient supportive data, possibly making it difficult to obtain patents in jurisdictions that do not accept post filing evidence to support the claims, and thus enabling others to compete with us. This may also cause issuance of a patent at an earlier stage creating a shorter commercialization period under patent protection, possibly enabling others to compete with us. Delays in filing patents may preclude us from obtaining protection on some or all of our product candidates due to others filing ahead of us. Patent applications filed before us, but yet unpublished, may cause us to spend significant resources in areas that due to these previously filed patents or applications we are not able to obtain patent protection or are only able to obtain a narrower scope of protection than contemplated.

Because the patent position of biopharmaceutical companies involves complex legal and factual questions, we cannot predict the validity, scope or enforceability of patents with certainty. The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability and our patents may be subject to a third party pre issuance submission of prior art to the patent authorities or become involved in opposition, derivation, revocation, reexamination, post-grant and inter partes review, or other similar proceedings challenging our patent rights in the United States and other jurisdictions which may result in such patents being narrowed, invalidated, or held unenforceable, and thus could limit our ability to stop competitors from marketing related products or limit the length of the term of patent protection that we may have for our product candidates. Such proceedings also may result in substantial cost and require our pending patent applications, and those we may file in the future may not result in patents being issued. Furthermore, even if our patents do issue, and even if they are unchallenged, our patents may not adequately protect all our intellectual property or prevent others from designing their products in a way to avoid being covered by our claims. If the breadth or strength of protection provided by the patents we hold is threatened, this could dissuade companies from collaborating with us to develop, and could threaten our ability to commercialize product candidates and expose us to unexpected competition that could have a material adverse impact on our business. For example, in October 2020, two parties, one being GlaxoSmithKline (following an assignment), filed oppositions in the European Patent Office (“EPO”) requesting revocation of our granted European patent relating to anti-PVRIG antibodies. Following our response, a preliminary non-binding opinion of the European opposition division was received in October 2022, with a summons to attend oral proceedings in July 2023. The opposition division preliminary non-binding opinion accepts some of our arguments filed in our response in March 2021, and acknowledges that the formal requirements of the priority claim of the patent that is the subject matter of the opposition are being successfully met. Nevertheless, the preliminary non-binding opinion states that the requirements of novelty and inventive step for the said patent are not met, mainly because the oppositions division believes that our priority documents do not contain sufficient data that plausibly link anti-PVRIG antibodies to activation of T cells and/or NK cells, and to the treatment of cancer. Based on similar considerations the division considers the claimed subject-matter insufficiently disclosed in the patent.  We plan to timely respond the preliminary non-binding opinion. In January 2023, another opposition was filed by GlaxoSmithKline, requesting revocation of our granted European patent relating to method of screening for inhibitors of the binding association of PVRIG polypeptide with PVRL2. We plan to timely respond to this opposition.

Furthermore, changes in either the patent laws or interpretation of the patent laws in the United States or other jurisdictions could weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future and increase the uncertainties and costs surrounding the prosecution of patent applications, and the enforcement or defense of our issued patents. Such changes could diminish the value of our patents and applications, thereby impairing our ability to protect our product candidates, and could have a material adverse effect on our business, financial condition, results of operations and prospects. For example, the U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. In October 2017, in Amgen v. Sanofi, the Federal Circuit overturned the “newly characterized antigen” test, which permitted patentees to claim a genus of antibodies by describing the structure of a corresponding antigen, on the grounds that it failed to satisfy the requirements found in Section 112 of the Patent Act, 35 U.S.C. § 112. In doing so, the Federal Circuit called into question the validity of numerous existing patents. In November 2022, the Supreme Court granted certiorari in Amgen v. Sanofi, agreeing to review the Federal Circuit’s “full scope of the claimed embodiments” test for enablement. Nonetheless, in the current IP environment in the U.S., we may not be able to obtain or defend broad patent protection on our antibody inventions.

Moreover, because of the extensive time required for development, testing and regulatory review of a potential product, it is possible that, before any particular product candidate can be commercialized, any related patent may expire or remain in force for only a short period following commercialization, thereby reducing any advantage of the patent protection.

The process of obtaining patents for inventions that cover our products is uncertain for a number of reasons, including but not limited to:

•
the patenting of inventions involves complex legal issues relating to intellectual property laws, prosecution and enforcement of patent claims across a number or patent jurisdictions, many of which have not yet been settled;

•
legislative and judicial changes, or changes in the examination guidelines of governmental patent offices may negatively affect our ability to obtain patent claims to certain biological molecules- and/or use of certain therapeutic targets;

•
if we are not the first to file a patent application on one of our inventions, we may not be able to obtain a patent on our invention, and may not be able to protect one or more of our therapeutic product candidates;

•
competition from other biotechnology and pharmaceutical companies who have already sought patent protection relating to proteins and protein based products, as well as therapeutic antibodies or other modulators specifically binding these proteins, and their utility based discoveries that we may intend to develop and commercialize; such prior patents may negatively affect our ability to obtain patent claims on antibodies or certain proteins or other biologic modulators, or may hinder our ability to obtain sufficiently broad patent claims for our inventions, and/or may limit our freedom to operate;

•	publication of data on gene products or proteins by non-commercial and commercial entities may hinder our ability to obtain sufficiently broad patent claims for our inventions;

•	even if we succeed in obtaining patent protection, such protection may not be sufficient to prevent third parties from circumventing our patent claims;

•	even if we succeed in obtaining patent protection, we may face freedom to operate issues;

•
even if we succeed in obtaining patent claims protecting our inventions and product candidates, our patents could be subject to challenge and litigation by our competitors, and may be partially or wholly invalidated as a result of such legal/judicial challenges and in connection with such challenges;

•	significant costs that may need to be incurred in registering and filing patents;

•	insufficient data to support our claims and/or may support others in strengthening their patents;

•
seeking patent protection at an early stage may prevent us from providing comprehensive data supporting the patent claims and may prevent allowance of certain patent claims or limit the scope of patent claim coverage;

•
we may not be able to supply sufficient data to support our claims, within the legally prescribed time following our initial filing in order to support our patent claims and this may harm our ability to get appropriate patent protection or protection at all;

•	our claims may be too broad and not have sufficient enablement, in which case such claims might be rejected by patent offices or invalidated in court; and

•
we might fail to demonstrate a unique technical feature for our antibodies as compared to existing prior art, in which case our claims might be rejected by the respective patent office, requiring superiority over prior art.

If we do not succeed in obtaining patent protection for our inventions (should it be discoveries, drug targets candidates and product candidates) to the fullest extent for which we seek protection, or if we fail to select the best inventions to seek such protection, our business and financial results could be materially harmed.

USE OF PROCEEDS

We currently intend to use the net proceeds from this offering for our pipeline development, general corporate purposes and working capital. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds from this offering. Pending use of the net proceeds, we currently intend to invest any proceeds in a variety of capital preservation instruments, including short-term, investment-grade and/or interest-bearing instruments.

MATERIAL TAX CONSIDERATIONS

The following summarizes material Israeli and U.S. federal tax consequences concerning the acquisition, ownership and disposition of our ordinary shares by purchasers or holders of our ordinary shares. Because parts of this discussion are based on new or existing tax or other legislation that has not been subject to judicial or administrative interpretation, there can be no assurance that the views expressed herein will be accepted by the tax or other authorities in question. The discussion is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below, possibly with retroactive effect. The summary below does not address all of the tax consequences that may be relevant to all purchasers or holders of our ordinary shares in light of each purchaser’s or holder’s particular circumstances and specific tax treatment. For example, the summary below does not address the tax treatment of residents of Israel and traders in securities who are subject to specific tax regimes. As individual circumstances may differ, holders of our ordinary shares should consult their own tax advisors as to U.S., Israeli or other tax consequences of the purchase, ownership and disposition of our ordinary shares. This discussion is not intended, nor should it be construed, as legal or professional tax advice and it is not exhaustive of all possible tax considerations. Each person should consult his, her or its own tax or legal advisor.

Israeli Taxation

Taxation of Capital Gains Applicable to Non-Israeli Shareholders

Israeli law generally imposes a capital gains tax on the sale of securities of an Israeli resident company traded on the TASE, on an authorized stock exchange outside Israel or on a regulated market (which includes a system through which securities are traded pursuant to rules prescribed by the competent authority in the relevant jurisdiction), which includes Nasdaq, in or outside Israel (a “Recognized Exchange”). Pursuant to the Israeli Income Tax Ordinance (New Version) 5721-1961 (the “Ordinance”), the capital gains tax rate applicable to individuals upon the sale of such securities is such individual’s marginal tax rate but not more than 25%, or 30% with respect to an individual who meets the definition of a ‘Substantial Shareholder’ on the date of the sale of the securities or at any time during the 12 months preceding such date. A ‘Substantial Shareholder’ is defined as a person who, either alone or together with any other person, holds, directly or indirectly, at least 10% of any of the means of control of a company (which includes, among other things, the right to receive profits of the company, voting rights, the right to receive the company’s liquidation proceeds and the right to appoint a director).

With respect to corporate investors, capital gain tax equal to the corporate tax rate (23% in 2023 and thereafter) will be imposed on the sale of our traded shares.

However, if our ordinary shares are traded on a Recognized Exchange, gains on the sale of our ordinary shares held by non-Israeli tax resident investors will generally be, subject to certain conditions, exempt from Israeli capital gains tax so long as the gains were not derived from a permanent establishment that the non-Israeli tax resident investor maintains in Israel. Furthermore, non-Israeli “Body of Persons” (as defined in the Ordinance, and includes corporate entities, partnerships, and other entities) will not be entitled to such exemption if Israeli residents, whether directly or indirectly, (i) holds more than 25% of the means of control in such non-Israeli corporation or (ii) are the beneficiaries of or are entitled to 25% or more of the revenues or profits of such corporation.

Notwithstanding the foregoing, dealers in securities in Israel are taxed at regular tax rates applicable to business income.

In addition, persons paying consideration for shares, including purchasers of shares, Israeli securities dealers effecting a transaction, or a financial institution through which securities being sold are held, are required, subject to any applicable exemptions and the demonstration by the selling shareholder of its non-Israeli residency and other requirements, to withhold tax upon the sale of publicly traded securities at a rate of 25% for individuals and at the corporate tax rate (23% in 2023 and thereafter) for corporations.

The sale of shares may also be exempt from Israeli capital gain tax under the provisions of an applicable tax treaty. For example, the Convention Between the Government of the United States and the Government of the State of Israel With Respect to Taxes of Income, as amended (the “U.S.-Israel Tax Treaty”), exempts U.S. residents for the purposes of the treaty (who are entitled to claim the benefits of the U.S.-Israel Tax Treaty) from Israeli capital gain tax in connection with such sale, provided (i) the U.S. resident owned, directly or indirectly, less than 10% of the Israeli resident company’s voting power at any time within the 12-month period preceding such sale; (ii) the seller, being an individual, is present in Israel for a period or periods of less than 183 days during the taxable year; and (iii) the capital gain from the sale was not derived through a permanent establishment of the U.S. resident in Israel. Under the U.S.-Israel Tax Treaty, U.S. residents for the purposes of the treaty may be permitted to claim a credit for such taxes against U.S. federal income tax imposed on the sale, under the circumstances and subject to the limitations specified in the U.S.-Israel Tax Treaty and U.S. tax legislation, as discussed below under “Certain Material U.S. Federal Income Tax Considerations to U.S. Holders – Distributions.”

Income Taxes on Dividend Distribution to Non-Israeli Shareholders

In principle, non-Israeli residents (whether individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends paid by Israeli publicly traded companies at the rate of 25%, if the shares are registered with a nominee company (as such term is used in the Israeli Securities Law, 5728-1968). If the shares are not registered with a nominee company, the rate of 25% will apply to non-Israeli residents shareholders who are not considered Substantial Shareholders, as defined above, and who were not considered Substantial Shareholders at any time during the 12 months preceding the date of the distribution, and the rate of 30% will apply to dividends paid to Substantial Shareholders and to persons who were Substantial Shareholders at any time during the 12 months preceding the date of the distribution. Notwithstanding the above, a lower tax rate may be provided under an applicable tax treaty between Israel and the shareholder’s country of residence (subject to the receipt in advance of a valid tax certificate from the Israel Tax Authority allowing for a reduced tax rate). The distribution of dividends to non-Israeli residents (either individuals or corporations) from income derived from a company’s Approved Enterprises or Benefiting Enterprises during the applicable benefits period or from Preferred Enterprises is subject to withholding tax at a rate of 20%, unless a lower tax rate is provided under an applicable tax treaty (subject to the receipt in advance of a valid tax certificate from the Israel Tax Authority allowing for a 20% withholding tax rate or a lower tax rate, provided by an applicable tax treaty).

A non-resident of Israel who has received dividend income derived from or accrued in Israel, from which the full amount of tax was withheld, is generally exempt from the duty to file tax returns in Israel with respect to such income, provided that: (i) such income was not derived from a business conducted in Israel by the taxpayer; and (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed; and (iii) the taxpayer is not liable for Excess Tax (as described below).

Residents of the United States generally will have withholding tax in Israel deducted at source. They may be entitled to a credit or deduction for U.S. federal income tax purposes for all or part of the amount of the taxes withheld, subject to detailed rules contained in U.S. tax legislation, as discussed below under “Certain Material U.S. Federal Income Tax Considerations to U.S. Holders – Distributions.”

Under the U.S.-Israel Tax Treaty, the maximum Israeli withholding tax rate on dividends paid to a holder of our ordinary shares who is a U.S. resident for the purposes of the U.S.-Israel Tax Treaty, is generally 25%. The U.S.-Israel Tax Treaty provides that a 15% or a 12.5% Israeli dividend withholding tax will apply to dividends paid to a U.S. corporation owning 10% or more of an Israeli company’s voting shares during, in general, the current and preceding tax year of the Israeli company. The 15% rate applies to dividends distributed from income derived from an Approved Enterprise, or a Benefiting Enterprise, in each case within the applicable period or, from a Preferred Enterprise, and the lower 12.5% rate applies to dividends distributed from income derived from other sources. However, these provisions do not apply if the company has certain amounts of passive income. The aforementioned rates under the U.S.-Israel Treaty will not apply if the dividend income was derived through a permanent establishment of the U.S. resident in Israel.

Excess Tax

Furthermore, an additional tax liability at the rate of 3% is applicable on the annual taxable income, including, but not limited to, income derived from dividends, interest and capital gains, of individuals who are subject to tax in Israel (whether such individual is an Israeli resident or non-Israeli resident) exceeding a certain threshold (NIS 698,280 in 2023), which amount is linked to the Israeli consumer price index.

Estate and Gift Tax

Israeli law currently does not impose estate or gift taxes.

Certain Material U.S. Federal Income Tax Considerations to U.S. Holders

General

The following is a summary of certain material U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of our ordinary shares by U.S. holders (as defined below) that hold our ordinary shares as “capital assets” (generally, property held for investment) under the Code. For this purpose, a “U.S. holder” is a holder who for U.S. federal income tax purposes is a beneficial owner of ordinary shares acquired in this offering and who is: (a) a citizen or individual resident of the United States; (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (c) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (d) a trust that is subject to the primary supervision of a court over its administration and one or more U.S. persons control all substantial decisions, or a trust that has validly elected to be treated as a domestic trust under applicable Treasury Regulations. This summary does not address any tax consequences to persons other than U.S. holders.

The statements in this summary are based on the current U.S. federal income tax laws as contained in the Code, Treasury Regulations, and relevant judicial decisions and administrative guidance, all as of the date hereof, and such authorities may be replaced, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. No ruling has been sought from the Internal Revenue Service (the “IRS”), with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position.

The following summary does not address all aspects of U.S. federal income tax consequences to certain types of U.S. holders that are subject to special treatment, such as banks; insurance companies; tax-exempt organizations; financial institutions; broker-dealers; dealers in securities or currencies; corporations that accumulate income to avoid U.S. federal income tax; traders in securities that elect to use the mark-to-market method of accounting for their securities; partnerships or other pass-through entities (or arrangements treated as a partnership) for U.S. federal tax purposes; S corporations; regulated investment companies; real estate investment trusts; expatriates; persons owning, directly, constructively or by attribution, 10% or more, by voting power or value, of our ordinary shares; persons whose “functional currency” is not the U.S. dollar; persons who hold ordinary shares as part of a hedging, constructive sale or conversion, straddle, or other risk-reducing transaction; former U.S. citizens or long term residents of the United States; corporations that accumulate income to avoid U.S. federal income tax; persons who hold our ordinary shares in connection with a trade or business, permanent establishment or fixed base outside the United States; or persons that received an interest in our ordinary shares through the exercise of an option or otherwise in exchange for services.

This summary is a general summary and does not address all aspects of U.S. federal income taxation that may be relevant to particular U.S. holders based on their particular investment or tax circumstances.

This summary relates only to U.S. federal income taxes and does not address any other taxes, including but not limited to, state, local, or non-U.S. taxes and does not describe all of the U.S. federal income tax consequences that may be relevant, including the special tax accounting rules under Section 451(b) of the Code, the U.S. federal non-income tax considerations, including estate or gift tax considerations, the Medicare contribution and the alternative minimum tax.

If a partnership (including an entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our ordinary shares, the tax treatment of a partner (including a person classified as a partner for U.S. federal income tax purposes) will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our ordinary shares should consult its tax advisors.

This summary is not a substitute for careful tax planning. Prospective investors are urged to consult their own tax advisors regarding the specific U.S. federal, state, foreign and other tax consequences to them, in light of their own particular circumstances, of the purchase, ownership and disposition of our ordinary shares and the effect of potential changes in applicable tax laws.

Passive Foreign Investment Company Rules

In general, a corporation organized outside the United States will be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year in which, after the application of certain look-through rules with respect to income and assets of its subsidiaries, either:

•	at least 75% of its gross income is passive income, or

•
at least 50% of the value (determined on the basis of a quarterly weighted average) of its total assets for the taxable year is attributable to assets that produce or are held for the production of passive income.

For this purpose, passive income generally includes, among other things, dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). Assets that produce or are held for the production of passive income may include cash (unless held in a non-interest bearing account for short term working capital needs), marketable securities and other assets that may produce passive income. The 50% passive asset test described above is generally based on the fair market value of each asset, with the value of goodwill and going concern value determined in large part by reference to the market value of our ordinary shares, which may be volatile. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account. Whether we are a PFIC for any taxable year will depend on the composition of our income and the composition and value of our assets (which, may be determined in large part by reference to the market price of the ordinary shares, which is likely to continue to fluctuate) in each year, and because this is a factual determination made annually after the end of each taxable year, there can be no assurance that we will not be considered a PFIC in any taxable year.

Based on the composition of our income, and the composition and value of our assets, in 2022, we believe that we were a PFIC for the taxable year ended December 31, 2022. However, the determination of whether or not we are a PFIC is a fact-intensive determination made on an annual basis and because the applicable law is subject to varying interpretations we cannot provide any assurance regarding our PFIC status and our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year. In particular, our status as a PFIC in current or any future tax year is uncertain because, among other things, (i) we currently own a substantial amount of passive assets, including cash, (ii) we may not receive milestone payments under any of our collaboration agreements, in which case, our income may be exclusively passive and (iii) the valuation of our assets that generate non-passive income for PFIC purposes, including our intangible assets, is uncertain and may be determined in substantial part by our market capitalization, which may vary substantially over time. Furthermore, there can be no assurance that the IRS will agree with our conclusion or that the IRS would not successfully challenge our position. No ruling from the IRS concerning our status as a PFIC has been obtained or is currently planned to be requested. Accordingly, we cannot provide any assurances regarding our PFIC status for the current or future taxable years.

If we are classified as a PFIC in any taxable year during a U.S. holder’s holding period of our ordinary shares, such U.S. holder could be liable for additional taxes and interest charges upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. holder’s holding period for the ordinary shares, and (2) any gain recognized on a sale, exchange or other taxable disposition, including a pledge, of the ordinary shares, whether or not we continue to be a PFIC. In these circumstances, the tax will be determined by allocating such distribution or gain ratably over the U.S. holder’s holding period for the ordinary shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs, or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax. In addition, non-corporate U.S. Holders will not be eligible for reduced rates of taxation on any dividends received from us, if we are a PFIC in the taxable year in which such dividends are paid or in the preceding taxable year.

If we are a PFIC for any year during which a U.S. holder holds the ordinary shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. holder holds the ordinary shares, unless we cease to meet the requirements for PFIC status and the U.S. holder makes a “deemed sale” election with respect to the ordinary shares. If such election is made, the U.S. holder will be deemed to have sold the ordinary shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain from such deemed sale would be subject to the consequences described above. After the deemed sale election, the U.S. holder’s ordinary shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently again become a PFIC.

If a U.S. holder has made a qualified electing fund (“QEF”) election covering all taxable years during which the holder holds ordinary shares and in which we are a PFIC, distributions and gains will not be taxed as described above. Instead, a U.S. holder that makes a QEF election is required for each taxable year to include in income (i) the holder’s pro rata share of the PFIC’s ordinary earnings as ordinary income or (ii) the holder’s pro rata share of the QEF net capital gain as capital gain, regardless of whether such earnings or gain have in fact been distributed, for each taxable year that the entity is classified as a PFIC. If a U.S. holder makes a QEF election with respect to us, any distributions paid by us out of our earnings and profits that were previously included in the U.S. holder’s income under the QEF election would not be taxable to the holder. A U.S. holder will increase its tax basis in its ordinary shares by an amount equal to any income included under the QEF election and will decrease its tax basis by any amount distributed on the ordinary shares that is not included in the holder’s income. If a U.S. holder has made a QEF election with respect to its ordinary shares, any gain or loss recognized by the U.S. holder on a sale or other disposition of such ordinary shares will constitute capital gain or loss. In addition, if a U.S. holder makes a timely QEF election, our ordinary shares will not be considered shares in a PFIC in years in which we are not a PFIC, even if the U.S. holder had held ordinary shares in prior years in which we were a PFIC.

U.S. holders should consult their tax advisors regarding making QEF elections in their particular circumstances. If a U.S. holder does not make and maintain a QEF election for the U.S. holder’s entire holding period for our ordinary shares by making the election for the first year in which the U.S. holder owns our ordinary shares, the U.S. holder will be subject to the adverse PFIC rules discussed above unless the U.S. holder can properly make a “purging election” with respect to our ordinary shares in connection with the U.S. holder’s QEF election. A purging election may require the U.S. holder to recognize taxable gain on the U.S. holder’s ordinary shares.

In order to comply with the requirements of a QEF election, a U.S. holder must receive certain information from us. The QEF election is made on a shareholder-by-shareholder basis and can be revoked only with the consent of the IRS. A shareholder makes a QEF election by attaching a completed IRS Form 8621, including the information provided in the PFIC annual information statement, to a timely filed U.S. federal income tax return and by filing a copy of the form with the IRS. We may provide the information necessary for U.S. holders to make QEF elections if we were treated as a PFIC for any taxable year, although, there is no assurance that we will do so. There is no assurance that we will have timely knowledge of our status as a PFIC in the future. Accordingly, U.S. holders may be unable to make a timely QEF election with respect to our ordinary shares.

U.S. holders should consult their tax advisors to determine whether any of these above elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a timely and valid “mark-to-market” election is made by a U.S. holder for the ordinary shares held by such U.S. holder. An electing U.S. holder would generally take into account as ordinary income or loss each year an amount equal to the difference between the U.S. holder’s adjusted tax basis in such ordinary shares and their fair market value; however, losses would be allowed only to the extent of the excess of amounts previously included in income over ordinary losses deducted in prior years as a result of the mark-to-market election. Any gain from a sale, exchange or other taxable disposition of the ordinary shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other taxable disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. The adjusted tax basis of a U.S. holder’s ordinary shares is increased by the amount included in gross income under the mark-to-market regime, or is decreased by the amount of the deduction allowed under the regime. If a U.S. holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the shares are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election.

A mark-to-market election is available to a U.S. holder only for “marketable stock.” Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable Treasury Regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. The ordinary shares will be marketable stock as long as they remain listed on a qualified exchange, such as Nasdaq, and are regularly traded. However, we can provide no assurances that our ordinary shares will continue to be listed on a qualified exchange or will be regularly traded. A mark-to-market election will not apply to the ordinary shares for any taxable year during which we are not a PFIC but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. U.S. holders are urged to consult their tax advisor about the availability of the mark-to-market election, and whether making the election would be advisable in such holder’s particular circumstances.

If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC (a “lower-tier” PFIC), U.S. holders of our ordinary shares generally would be deemed to own, and also would be subject to the PFIC rules with respect to, their indirect ownership interests in that lower-tier PFIC. If we are a PFIC and a U.S. holder of our ordinary shares does not make a QEF election in respect of a lower-tier PFIC, the U.S. holder could incur liability for the deferred tax and interest charge described above if either (1) we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or (2) the U.S. holder disposes of all or part of its ordinary shares. We may provide the information necessary for U.S. holders to make QEF elections with respect to any lower-tier PFIC, although there is no assurance that we will do so. A mark-to-market election under the PFIC rules with respect to our ordinary shares would not apply to a lower-tier PFIC, and a U.S. holder would not be able to make such a mark-to-market election in respect of its indirect ownership interest in that lower-tier PFIC. Consequently, U.S. holders of our ordinary shares could be subject to the PFIC rules with respect to income of the lower-tier PFIC the value of which already had been taken into account indirectly via mark-to-market adjustments. U.S. holders are urged to consult their own tax advisors regarding the issues raised by lower-tier PFICs.

Each U.S. holder who is a shareholder of a PFIC must file an annual information report on IRS Form 8621 containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

THE RULES DEALING WITH PFICS AND WITH THE QEF AND MARK-TO-MARKET ELECTIONS ARE VERY COMPLEX AND ARE AFFECTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE, INCLUDING OUR OWNERSHIP OF ANY NON-U.S. SUBSIDIARIES. AS A RESULT, U.S. HOLDERS OF ORDINARY SHARES ARE STRONGLY ENCOURAGED TO CONSULT THEIR TAX ADVISORS ABOUT THE PFIC RULES IN CONNECTION WITH THEIR PURCHASING, HOLDING OR DISPOSING OF ORDINARY SHARES.

U.S. Federal Income Tax Consequences If We Are Not a PFIC.

The description of the U.S. federal income tax consequences of the receipt of distributions and the sale or other taxable exchange of our ordinary shares, described in the following two sections “- Distributions” and “- Disposition of Ordinary Shares,” apply only if we are not a PFIC in the relevant year and our ordinary shares are not subject to the rules described above under “-Passive Foreign Investment Company Rules” because we were a PFIC with respect to a U.S. holder and its ordinary shares in a prior year.

Distributions

Subject to the discussion under “- Passive Foreign Investment Company Rules” above, the gross amount of any distributions with respect to our ordinary shares (including any amounts withheld to reflect Israeli withholding taxes) will be taxable as dividends, to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such income (including any withheld taxes) will be includable in a U.S. holder’s gross income as ordinary income on the day actually or constructively received. Distributions in excess of earnings and profits will be non-taxable to the U.S. holder to the extent of, and will be applied against and reduce (but not below zero), the U.S. holder’s adjusted tax basis in the ordinary shares. Distributions in excess of earnings and profits and such adjusted tax basis will generally be taxable to the U.S. holder as described below under “- Disposition of Ordinary Shares.” However, since we do not calculate our earnings and profits under U.S. federal income tax principles, it is expected that any distribution will be reported as a dividend, even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. The amount of any dividend paid by us will be treated as foreign-source dividend income to U.S. holders, and the dividends received deduction will not be available to a U.S. holder that is taxed as a corporation as a result.

With respect to non-corporate U.S. holders, certain dividends received from a “qualified foreign corporation” that is not a PFIC may be subject to reduced rates of taxation. A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States which the United States Treasury Department determines to be satisfactory for these purposes and which includes an exchange of information provision. The United States Treasury Department has determined that the US-Israel Tax Treaty meets these requirements. A foreign corporation is also treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. As discussed under “- Passive Foreign Investment Company Rules” above, there can be no assurance that our ordinary shares will be considered readily tradable on an established securities market in any year. If we are a qualified foreign corporation, and we are not classified as a PFIC for the taxable year in which a dividend is paid or in the preceding taxable year (as discussed above under “- Passive Foreign Investment Company Rules”), dividend income will generally qualify as “qualified dividend income” in the hands of individual U.S. holders, which is generally taxed at the lower applicable long term capital gains rates, provided certain holding period and other requirements for treatment of such dividends as “qualified dividend income” are satisfied. U.S. holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to our ordinary shares.

Although, to the extent we pay dividends in the future, we intend to pay dividends to U.S. holders in U.S. dollars, the amount of any dividend paid in Israeli currency will equal its U.S. dollar value for U.S. federal income tax purposes, calculated by reference to the exchange rate in effect on the date the dividend is received by the U.S. holder, regardless of whether the Israeli currency is converted into U.S. dollars. If the Israeli currency received as a dividend are converted into United States dollars on the date they are received, the U.S. holder generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. If the Israeli currency is not converted into U.S. dollars on the date of receipt, the U.S. holder will have a basis in the Israeli currency equal to its U.S. dollar value on the date of receipt. Any subsequent gain or loss upon the conversion or other disposition of the Israeli currency will be treated as ordinary income or loss, and generally will, for U.S. federal income tax purposes, be treated as income or loss from U.S. sources.

Certain U.S. holders generally may be eligible, subject to a number of complex limitations, to claim Israeli taxes withheld from distributions and paid over to the Israeli taxing authorities either as a deduction from gross income or as a credit against U.S. federal income tax liability. To the extent a refund of the tax withheld is available to a U.S. holder under Israeli law or under the Treaty, the amount of tax withheld that is refundable will not be eligible for credit against a U.S. holder’s United States federal income tax liability. The foreign tax credit is subject to numerous complex limitations that must be determined and applied on an individual basis. U.S. holders should consult their own tax advisors regarding the foreign tax credit rules.

Disposition of Ordinary Shares

In general, subject to the discussion under “- Passive Foreign Investment Company Rules”, above, a U.S. holder will recognize U.S.-source capital gain or loss upon a taxable disposition of an ordinary share equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition (including the amount of any foreign taxes withheld therefrom) and the U.S. holder’s adjusted tax basis in such share. A U.S. holder’s adjusted tax basis generally will equal the U.S. holder’s acquisition cost less any distributions treated as a return of capital as described under “- Distributions” above. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the ordinary share is more than one year at the time of the taxable disposition. Under current law, subject to certain exceptions (including but not limited to those described under “- Passive Foreign Investment Company Rules ” above), long-term capital gain realized by a non-corporate U.S. holder generally will be eligible for reduced rates of tax. The deduction of capital losses may be subject to limitation. Because gain from the sale or other taxable disposition of an ordinary share will generally be treated as U.S.-source income and, subject to certain exceptions, Treasury Regulations generally preclude U.S. taxpayers from claiming a foreign tax credit with respect to any non-U.S. tax imposed on gains from dispositions of shares held as capital assets unless the tax is creditable under an applicable income tax treaty, your ability to claim a foreign tax credit with respect to Israeli tax imposed on any such sale or other taxable disposition, if any, may be significantly limited. U.S. holders should consult their own tax advisors regarding the foreign tax credit rules with respect to any foreign taxes withheld from a taxable disposition of ordinary shares, as well as regarding any foreign currency gain or loss in connection with such a disposition.

Backup Withholding and Information Reporting

In general, information reporting will apply to dividends in respect of our ordinary shares and the proceeds from the sale or exchange of our ordinary shares that are paid to a U.S. holder within the United States (and in certain cases, outside the United States), unless such holder is an exempt recipient. A backup withholding tax generally applies to such payments if the U.S. holder fails to provide a taxpayer identification number and a duly executed IRS Form W-9 or certification of other exempt status unless the U.S. holder otherwise establishes that it is exempt from such rules.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is furnished to the IRS in a timely manner.

Individuals who own “specified foreign financial assets” with an aggregate value in excess of $50,000 may be required to file an information report on IRS Form 8938, “Statement of Specified Foreign Financial Assets,” with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons; (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties; and (iii) interests in foreign entities. U.S. holders that are individuals are urged to consult their tax advisors regarding the application of these rules to their ownership of our ordinary shares.

PLAN OF DISTRIBUTION

We have entered into the sales agreement with SVB Securities, under which we may issue and sell our ordinary shares from time to time through SVB Securities as our sales agent. Pursuant to this prospectus supplement and accompanying prospectus, we may sell ordinary shares having an aggregate gross sales price of up to $50 million. Sales of our ordinary shares, if any, will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through the Nasdaq Global Market, on or through any other existing trading market for the ordinary shares.

SVB Securities will offer our ordinary shares subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and SVB Securities. We will designate the maximum number or amount of ordinary shares to be sold through SVB Securities on a daily basis or otherwise determine such maximum number or amount together with SVB Securities. Subject to the terms and conditions of the sales agreement, SVB Securities will use commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the ordinary shares requested to be sold by us. We may instruct SVB Securities not to sell ordinary shares if the sales cannot be effected at or above a minimum price designated by us in any such instruction. SVB Securities or we may suspend the offering of our ordinary shares being made through SVB Securities under the sales agreement upon proper notice to the other party. SVB Securities and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time. The offering of our ordinary shares pursuant to the sales agreement will otherwise terminate upon the termination of the sales agreement as provided therein.

The compensation payable to SVB Securities as sales agent will be an amount equal to 3.0% of the gross proceeds of any ordinary shares sold through it pursuant to the sales agreement. We have also agreed to reimburse SVB Securities up to $75,000 for its actual outside legal expenses incurred in connection with the filing of this prospectus supplement and to pay SVB Securities up to $25,000 periodically thereafter for its legal expenses incurred in connection with its ongoing due diligence for this offering. In accordance with Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5110, these reimbursed fees and expenses are deemed sales compensation to SVB Securities in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable to SVB Securities under the sales agreement, will be approximately $265,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales of our ordinary shares, will equal our net proceeds for the sale of such ordinary shares. SVB Securities will provide written confirmation to us no later than the next succeeding trading day on The Nasdaq Global Market after each day on which ordinary shares are sold through it as sales agent under the sales agreement. Each confirmation will include the number or amount of shares sold through it as sales agent on that day, the volume-weighted average price of the shares sold, and the net proceeds to us from such sales.

We will report at least quarterly the number of ordinary shares sold through SVB Securities under the sales agreement, the net proceeds to us and the compensation paid by us to SVB Securities in connection with the sales of ordinary shares during the relevant period. Settlement for sales of ordinary shares will occur, unless the parties agree otherwise, on the second trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the ordinary shares on our behalf pursuant to the sales agreement, SVB Securities will be deemed to be an “underwriter” within the meaning of the securities act and the compensation paid to SVB Securities will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to SVB Securities with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act. As sales agent, SVB Securities will not engage in any transactions that stabilize our ordinary shares.

Our ordinary shares are listed on the Nasdaq Global Market and the TASE and trade under the symbol “CGEN.” The transfer agent for our ordinary shares is American Stock Transfer & Trust Company, LLC. SVB Securities' address is 1301 Avenue of the Americas, 12th Floor, New York, New York, 10019.

SVB Securities and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received, and may in the future receive, customary fees.

LEGAL MATTERS

Certain legal matters of U.S. securities law relating to this offering will be passed upon for us by Cooley LLP, New York, New York. The validity of the ordinary shares and certain other legal matters as to Israeli law will be passed upon for us by Shibolet & Co., Law Firm, Tel Aviv, Israel. SVB Securities LLC is being represented in connection with this offering by Covington & Burling LLP, New York, New York, with respect to U.S. federal law, and Gornitzky & Co., Tel Aviv, Israel, with respect to Israeli law.

EXPERTS

The consolidated financial statements of Compugen Ltd. appearing in the Annual Report on Form 20-F as amended for the year ended December 31, 2021 and the effectiveness of Compugen Ltd. internal control over financial reporting as of December 31, 2021, as filed with the SEC on February 28, 2022 (and as amended on February 28, 2022), have been audited by Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and the assessment of the effectiveness of internal control over financial reporting as of the respective dates are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing. The address of Kost Forer Gabbay & Kasierer is 144 Menachem Begin Road, Building A, Tel-Aviv, Israel 6492102.

EXPENSES

The following table sets forth the expenses of this offering payable by us, excluding commissions and reimbursement of expenses, in connection with the offering of our ordinary shares registered under the registration statement of which this prospectus forms a parts. All amounts are estimated except for the FINRA filing fee.

FINRA filing fee	$53,000
Printer fees and expenses	3,000
Legal fees and expenses	155,000
Accounting fees and expenses	50,000
Miscellaneous	4,000
Total	$265,000

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including its exhibits and schedules, for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of ordinary shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as other companies not deemed to be a “foreign private issuer” whose securities are registered under the Exchange Act.

You can review the registration statement, including the related exhibits and schedules, as well as any document we file or furnish with the SEC without charge by accessing the SEC’s website at www.sec.gov.

We also maintain a website at www.cgen.com, through which you can access certain SEC filings. The information on, or accessible through, our website is not incorporated by reference into this prospectus supplement, is not considered a part of this prospectus supplement and should not be relied upon with respect to this offering.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be part of this prospectus supplement and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

•	our Annual Report on Form 20-F for the year ended December 31, 2021, filed on February 28, 2022, as amended by Amendment No. 1 on Form 20-F/A filed on February 28, 2022;
•
our Reports on Form 6-K filed on February 24, 2022, May 10, 2022, May 16, 2022, August 4, 2022, August 4, 2022, August 4, 2022, August 4, 2022, September 12, 2022, September 15, 2022, September 22, 2022, November 2, 2022, November 7, 2022, November 14, 2022, November 16, 2022, December 1, 2022, December 2, 2022 and December 6, 2022; and

•	the description of our ordinary shares contained in our Form 8-A filed on August 2, 2000 (File No. 000-30902), including any amendments or reports filed for the purpose of updating the description.

All subsequent annual reports on Form 20-F and all subsequent reports on Form 6-K filed by us, that are identified by us as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be deemed to be incorporated by reference into this prospectus supplement and deemed to be a part hereof after the date of this prospectus supplement but before the termination of the offering under this prospectus supplement. Unless expressly incorporated by reference, nothing in this prospectus supplement and the accompanying prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our annual reports on Form 20-F and reports on Form 6-K and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.cgen.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part. A copy of this prospectus supplement and the accompanying prospectus are available on the Israel Securities Authority’s magna website, www.magna.isa.gov.il. You may request, orally or in writing, a copy of these documents, including a copy of the information incorporated by reference into this prospectus supplement and accompanying prospectus, which will be provided to you at no cost, by contacting:

Eran Ben Dor
General Counsel
Compugen Ltd.
26 Harokmim Street
Holon 5885849, Israel
Phone: +972-3-765-8585
Fax: +972-3-765-8555

PROSPECTUS

$350,000,000
Ordinary Shares
Debt Securities
Rights
Warrants
Units

We may offer and sell from time to time in one or more offerings our ordinary shares, debt securities, rights, warrants and units comprising any combination of these securities having an aggregate offering price up to $350,000,000.

Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering and the securities offered. Any prospectus supplement may also add, update or change information contained in the prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities.

Our ordinary shares are traded on The Nasdaq Global Market and on the Tel Aviv Stock Exchange under the symbol “CGEN.” The closing sale price of our ordinary shares on The Nasdaq Global Market and on the Tel Aviv Stock Exchange on July 27, 2020, was $14.82 and $14.43 per share, respectively. The currency in which our stock is traded on the Tel Aviv Stock Exchange is the New Israeli Shekel, or NIS. The above closing price on the Tel Aviv Stock Exchange represents a conversion from NIS to dollar amounts in accordance with the dollar - NIS conversion rate as of July 27, 2020, as reported by the Bank of Israel.

An investment in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page 2 of this prospectus and under similar headings in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is                     , 2020

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell ordinary shares, debt securities, rights, warrants or units comprising any combination of these securities, in one or more offerings up to a total dollar amount of $350,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in any accompanying prospectus supplement or any free writing prospectus we may authorize to be delivered to you any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus or any prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with any accompanying prospectus supplement and any free writing prospectus we may authorize to be delivered to you, includes all material information relating to the offering of our securities.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

In this prospectus, unless otherwise stated or the context otherwise requires, references to “Compugen,” “the Company,” “we,” “us,” “our” and similar references refer to Compugen Ltd. and our wholly owned subsidiary, Compugen USA, Inc. except where the context otherwise requires or as otherwise indicated.

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Neither this prospectus nor any accompanying prospectus supplement shall constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.
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PROSPECTUS SUMMARY

This summary highlights only some of the information included or incorporated by reference in this prospectus. You should carefully read this prospectus together with the additional information about us described in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before purchasing our securities.

Compugen Ltd.

Overview

We are a clinical-stage therapeutic discovery and development company utilizing our broadly applicable, predictive computational discovery platforms to identify novel drug targets and develop therapeutics in the field of cancer immunotherapy. Our innovative immuno-oncology pipeline consists of three clinical stage programs, COM701, COM902 and BAY 1905254, targeting immune checkpoints we discovered computationally. Our lead product candidate, COM701, a first-in-class anti-PVRIG antibody, for the treatment of solid tumors, is undergoing a Phase 1 clinical study and is under clinical collaboration with Bristol-Myers Squibb. COM902, our therapeutic antibody targeting TIGIT, is in a Phase 1 clinical study and BAY 1905254 a first-in-class therapeutic antibody targeting ILDR2, is licensed to Bayer under a research and discovery collaboration and license agreement and is also in Phase 1 studies in patients with advanced solid tumors. Our therapeutic pipeline further includes early-stage immuno-oncology programs focused largely on myeloid targets. Our innovative immuno-oncology pipeline, strategic collaborations and computational discovery engine serve as the Company’s three key building blocks. Our business model is to selectively enter into collaborations for our novel targets and related drug product candidates at various stages of research and development.

In 2018, we entered into two agreements with leading pharmaceutical companies-a clinical collaboration agreement with Bristol-Myers Squibb in connection with our lead immuno-oncology program, COM701, and an exclusive license agreement with AstraZeneca for the development of bi-specific and multi-specific antibody products derived from one of our immuno-oncology programs. The first pipeline agreement we entered into was with Bayer in 2013 for the research, development, and commercialization of immuno-oncology therapeutics against novel targets identified by us. Under this agreement, we collaborate with Bayer on BAY 1905254 targeting ILDR2. We are also engaged in collaboration with Johns Hopkins School of Medicine, a leading academic research center in the United States to advance research and development efforts relating to our pipeline programs.

We are headquartered in Holon, Israel. Our clinical development activities operate from our U.S. site in South San Francisco, California.

Corporate Information

Our legal and commercial name is Compugen Ltd. We were incorporated on February 10, 1993 as an Israeli corporation and operate under the Israel Companies Law, 5759-1999, as amended, or the Companies Law. Our principal offices are located at 26 Harokmim Street, Holon 5885849, Israel, and our telephone number is +972-3-765-8585. Our web address is www.cgen.com. The information on our website is not incorporated by reference into this prospectus, is not considered a part of this prospectus and should not be relied upon with respect to any offering.

Compugen USA, Inc., our wholly owned subsidiary, was incorporated in Delaware in March 1997 and is qualified to do business in California. This subsidiary did not have any significant operations from 2008 to March 2012.

RISK FACTORS

Investing in our securities may involve a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

The COVID-19 pandemic may adversely affect our business and operations

The recent outbreak of COVID-19 has been declared by the World Health Organization to be a “pandemic,” and has spread across the globe to many countries, including the United States and Israel and is impacting worldwide economic activity. The current COVID-19 pandemic may disrupt or prevent us, our suppliers and other business partners from conducting business activities as usual (including, without limitation, the availability and pricing of materials, manufacturing and delivery efforts, clinical trials and other aspects of our business) for a period of time, the duration of which is uncertain. In addition, we, our suppliers and other business partners may also experience significant impairments of business activities due to operational shutdowns or suspensions that may be requested or mandated by national or local governmental authorities or self-imposed by us, our suppliers or other business partners.

While it is not possible at this time to estimate the future impact that COVID-19 could have on our business, suppliers or other business partners, the continued spread of COVID-19, the measures taken in Israel and the United States by federal and local governments, actions taken to protect employees, and the impact of the pandemic on various business activities could adversely affect our business, results of operations and financial condition.

The capital markets have experienced significant volatility due to the ongoing spread of COVID-19. As a result, the price of our shares may be negatively impacted and affect our ability to raise additional capital.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate“ “objective,” “goal,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume,” “potential,” “likely,” “confident” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, the timing, progress, and results of preclinical studies and clinical trials, the timing, scope, or likelihood of regulatory filings and approvals, proposed products, anticipated collaborations, our ability to identify, develop and advance any future product candidates into, and successfully complete, clinical studies, estimated future revenues, projected costs, future prospects, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 20-F, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $350,000,000. The actual number of securities and price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

CAPITALIZATION

The table below sets forth our cash and cash equivalents, restricted cash, short-term bank deposits, and capitalization as of June 30, 2020. The information set forth in the following table should be read in conjunction with, and is qualified in its entirety by, reference to our audited and unaudited financial statements and the notes thereto incorporated by reference into this prospectus.

As of June 30, 2020
(in thousands, except share and per share data)
Cash and cash equivalents, restricted cash and short-term bank deposits	$136,066
Shareholder’s equity:
Ordinary shares, NIS 0.01 nominal value: 200,000,000 shares authorized and 82,694,209 shares issued and outstanding	227
Additional paid-in capital	500,792
Accumulated deficit	(371,552)
Total shareholders’ equity	129,467
Total capitalization	$129,467

The number of outstanding ordinary shares set forth above excludes, as of June 30, 2020:

•
5,481,735 ordinary shares issuable upon the exercise of outstanding options to purchase ordinary shares granted under our 2010 Share Incentive Plan, having a weighted average exercise price of $4.33 per share;

•	an aggregate 3,464,441 ordinary shares issuable and reserved for future grants under our 2010 Share Incentive Plan; and

•
749,104 ordinary shares issuable upon the exercise of warrants issued to certain institutional investors in a registered direct offering completed in June 2018, with an exercise price of $4.74 per share.

REASONS FOR THE OFFER AND USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, which may include working capital, intellectual property protection and enforcement, capital expenditures, investments, acquisitions or collaborations, pre-clinical and clinical development of our product candidates, research and development and product development and repayment or refinancing of indebtedness or other corporate borrowings. We may set forth additional information on the use of proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending use of the net proceeds, we would expect to invest any proceeds in a variety of capital preservation instruments, including short-term and long-term, investment‑grade, interest‑bearing instruments.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, ordinary shares, debt securities, rights, warrants to purchase ordinary shares and units comprising any combination of these securities.

In this prospectus, we refer to the ordinary shares, debt securities, rights, warrants and units that may be offered by us collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $350,000,000.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF ORDINARY SHARES

Our authorized share capital consists of 200,000,000 ordinary shares, nominal (par) value NIS 0.01 per share. As of June 30, 2020, 82,694,209 ordinary shares were issued and outstanding. Subject to our amended and restated articles of association, or our Articles, fully paid ordinary shares of the Company confer on the holders thereof rights to attend and to vote at general meetings of the shareholders. Subject to the rights of holders of shares with limited or preferred rights which may be issued in the future, the ordinary shares of the Company confer upon the holders thereof equal rights to vote, to receive dividends and to participate in the distribution of the assets of the Company upon its winding-up, in proportion to the amount paid up or credited as paid up on account of the nominal value of the shares held by them respectively and in respect of which such dividends are being paid or such distribution is being made, without regard to any premium paid in excess of the nominal value, if any. All outstanding ordinary shares are validly issued and fully paid.

Registration Number and Purpose of the Company

Our registration number with the Israeli Registrar of Companies is 51-177-963-9. Our purpose as set forth in our Articles is to engage in any lawful act or activity for which companies may be organized under the Companies Law.

Rights Attached to Our Shares

Subject to our Articles, fully paid ordinary shares confer on the holders thereof rights to attend and to vote at general meetings of the shareholders. Subject to the rights of holders of shares with limited or preferred rights which may be issued in the future, our ordinary shares confer upon the holders thereof equal rights to receive dividends and to participate in the distribution of our assets upon our winding-up, in proportion to the amount paid up or credited as paid up on account of the nominal value of the shares held by them respectively and in respect of which such dividends are being paid or such distribution is being made, without regard to any premium paid in excess of the nominal value, if any. No preferred shares are currently authorized. All outstanding ordinary shares are validly issued and fully paid.

Voting Rights

Subject to the provisions of our Articles, holders of ordinary shares have one vote for each ordinary share held by such shareholder of record, on all matters submitted to a vote of shareholders. Shareholders may vote in person, by proxy or by proxy card. Alternatively, shareholders who hold shares through members of the Tel Aviv Stock Exchange may vote electronically via the electronic voting system of the Israel Securities Authority, or Electronic Vote. These voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future. As our ordinary shares do not have cumulative voting rights in the election of directors, the holders of the majority of the shares present and voting at a shareholders meeting have the power to elect all of our directors.

Transfer of Shares

Our ordinary shares which have been fully paid-up are transferable by submission of a proper instrument of transfer together with the certificate of the shares to be transferred and such other evidence of title, as our Board of Directors may require, unless such transfer is prohibited by another instrument or by applicable securities laws.

Dividends

Under the Companies Law, dividends may be distributed only out of profits available for dividends as determined by the Companies Law, provided that there is no reasonable concern that the distribution will prevent the Company from being able to meet its existing and anticipated obligations when they become due. If the company does not meet the profit requirement, a court may nevertheless allow the company to distribute a dividend, as long as the court is convinced that there is no reasonable concern that such distribution will prevent the company from being able to meet its existing and anticipated obligations when they become due. Pursuant to our Articles, no dividend shall be paid other than out of the profits of the Company. Generally, under the Companies Law, the decision to distribute dividends and the amount to be distributed is made by a company’s board of directors.

Our Articles provide that our Board of Directors, may, subject to the Companies Law, from time to time, declare and cause the Company to pay such dividends as may appear to the Board of Directors to be justified by the profits of our Company. Subject to the rights of the holders of shares with preferential, special or deferred rights that may be authorized in the future, our profits which shall be declared as dividends shall be distributed according to the proportion of the nominal (par) value paid up or credited as paid up on account of the shares held at the date so appointed by the Company and in respect of which such dividend is being paid, without regard to the premium paid in excess of the nominal (par) value, if any. The declaration of dividends does not require shareholders’ approval.

To date, we have not declared or distributed any dividend and we do not intend to pay cash dividends on our ordinary shares in the foreseeable future.

Liquidation Rights

In the event of our winding up on liquidation or dissolution, subject to applicable law and after satisfaction of liabilities to creditors, our assets available for distribution among the shareholders shall be distributed to the holders of ordinary shares in proportion to the amount paid up or credited as paid up on account of the nominal value of the shares held by them respectively and in respect of which such distribution is being made, without regard to any premium paid in excess of the nominal value, if any. This liquidation right may be affected by the grant of limited or preferential rights as to liquidation to the holders of a class of shares that may be authorized in the future.

Redemption Provisions

We may, subject to applicable law and to our Articles, issue redeemable shares and redeem the same upon such terms and conditions as determined by our Board of Directors.

Limitation of Liability

Under our Articles, the liability of each shareholder for the Company’s obligations is limited to the unpaid sum, if any, owing to the Company in consideration for the issuance of the shares held by such shareholder.

Modification of Class Rights

Our amended and restated Memorandum of Association, or Memorandum, provides that we may amend the Memorandum in order to increase, consolidate or divide or otherwise amend our share capital by a simple majority of the voting power present at a shareholders meeting as currently provided in our Articles or by such other majority as shall be set forth in our Articles from time to time.

Pursuant to our Articles, if at any time our share capital is divided into different classes of shares, the rights attached to any class, unless otherwise provided by our Articles, may be modified or abrogated by the Company, subject to the consent in writing of, or sanction of a resolution passed by, the holders of a majority of the issued shares of such class at a separate general meeting of the holders of the shares of such class.

Limitations on the Rights to Own Securities

Our Articles and Israeli law do not restrict the ownership or voting of ordinary shares by non-residents or persons who are not citizens of Israel, though such ownership is prohibited under applicable law with respect to subjects of nations which are in a state of war with Israel.

Changes in Authorized Share Capital

Our Articles enable us, among others, to increase or reduce our authorized share capital. Any such changes are subject to the provisions of the Companies Law and our Articles and must be approved by a resolution duly passed by a simple majority of our shareholders at a general meeting by voting on such change in capital.

Shareholders’ Meetings and Resolutions

Our Articles provide that our annual general meeting shall be held once in every calendar year at such time (within a period of not more than fifteen months after the last preceding annual general meeting), and place determined by our Board of Directors. Our Board of Directors may, in its discretion, convene additional special shareholders meetings and, pursuant to the Companies Law, must convene a meeting upon the demand of: (a) two directors or one quarter of the directors in office; or (b) the holder or holders of (i) 5% or more of our issued share capital and one percent or more of our voting rights; or (ii) 5% or more of our voting rights. All demands for shareholders meetings must set forth the items to be considered at that meeting.

The chairman of the Board of Directors, or any other director or office holder of the Company which may be designated for this purpose by the Board of Directors, shall preside as chairman at each of our general meetings. If there is no such chairman, or if the appointed chairman is unwilling to take the chair, or if he shall have indicated in advance that he will not be attending, or if at any meeting such chairman is not present within thirty (30) minutes after the time fixed for holding the meeting, then those present at the meeting shall choose someone present to be chairman of the meeting. The office of chairman shall not, by itself, entitle the holder thereof to vote at any general meeting nor shall it entitle a second or casting vote.

According to regulations promulgated pursuant to the Companies Law and governing the terms of notice and publication of shareholder meetings of public companies, or the General Meeting Regulations, holder(s) of one percent or more of the Company’s voting rights may propose any matter appropriate for deliberation at a shareholder meeting to be included on the agenda of a shareholder meeting, generally by submitting a proposal within seven days of publicizing the convening of a shareholder meeting, or within fourteen days, if the Company publishes at least 21 days prior to publicizing the proxy materials for a shareholder meeting, a preliminary notice stating its intention to convene such meeting, the agenda thereof, shareholder’s right to propose a matter to be included on the agenda of such meeting and company’s right not to examine such proposals received upon termination of 14 day period from the publication of such notice. Any such proposal must further comply with the information requirements under applicable law and our Articles. The agenda for a shareholder meeting is determined by the Board of Directors and must include matters in respect of which the convening of a shareholder meeting was demanded and any matter requested to be included by holder(s) of one percent of the Company’s voting rights, as detailed above.

Pursuant to the Companies Law and the General Meeting Regulations shareholder meetings generally require prior notice of not less than 21 days, and not less than 35 days in certain cases. Pursuant to our Articles, we are not required to deliver or serve notice of a general meeting or of any adjournments thereof to any shareholder. However, subject to applicable law and stock exchange rules and regulations, we will publicize the convening of a general meeting in any manner reasonably determined by us, and any such publication shall be deemed duly made, given and delivered to all shareholders on the date on which it is first made, posted, filed or published in the manner so determined by us in our sole discretion.

The function of the annual general meeting is to elect directors, receive and consider the profit and loss account, the balance sheet and the ordinary reports and accounts of the directors and auditors, appoint auditors and transact any other business which under our Articles or applicable law may be transacted by the shareholders of the Company in a general meeting.

Pursuant to our Articles, the quorum required for a meeting of shareholders consists of at least two shareholders, present in person, by proxy, by proxy card or by Electronic Vote and holding shares conferring in the aggregate twenty-five percent (25%) or more of the voting power of the Company. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the following week at the same time and place or to such other later day, time and place as the Board of Directors may determine and specify in the publication with respect to the Meeting. At the adjourned meeting, any number of participants will constitute a quorum present, in person, by proxy, by proxy card or by Electronic Vote; provided, however, that special general meeting which was convened by the Board upon the demand of shareholders or directors then in office, as detailed above, or directly by such shareholders or directors, in accordance the terms of the Companies Law, shall be cancelled.

Generally, under the Companies Law and our Articles, shareholder resolutions are deemed adopted if approved by the holders of a simple majority of the voting rights represented at the meeting, in person, by proxy, by proxy card or by Electronic Vote, and voting on the matter, unless a different majority is required by law or pursuant to our Articles such as a resolution for the voluntary winding up of our Company which requires the approval of holders of 75% of the voting power presented and voting at the meeting, or resolutions concerting certain related party transactions as set forth in Sections 267 and 270-275 of the Companies Law.

Change of Control

Merger

Under the Companies Law, a merger is generally required to be approved by the shareholders and board of directors of each of the merging companies. If the share capital of the company that will not be the surviving company is divided into different classes of shares, the approval of each class is also required, unless determined otherwise by the court. Similarly, unless an Israeli court determines otherwise, a merger will not be approved if it is objected to by shareholders holding a majority of the voting rights participating and voting at the meeting (abstentions are disregarded), after excluding the shares held by the other party to the merger, by any person who holds 25% or more of the other party to the merger or by anyone on their behalf, including by the relatives of, or corporations controlled by, these persons. In approving a merger, the board of directors of both merging companies must determine that there is no reasonable concern that, as a result of the merger, the surviving company will not be able to satisfy its obligations to its creditors. Similarly, upon the request of a creditor of either party to the proposed merger, an Israeli court may prevent or delay the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will not be able to satisfy the obligations of the merging parties. A court may also issue other instructions for the protection of the creditors’ rights in connection with a merger. Further, a merger may not be completed unless at least (i) 50 days have passed from the time that the requisite proposals for the approval of the merger were filed with the Israeli registrar of companies; and (ii) 30 days have passed since the merger was approved by the shareholders of each party.

Special Tender Offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This rule does not apply if there is already another holder of 25% or more of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company. These requirements do not apply if the acquisition (i) occurs in the context of a private placement by the company that received shareholder approval for the purpose of allowing the purchaser to hold more than 25% of 45% of the voting rights in the company, as the case may be, (ii) was from a shareholder holding 25% or more of the voting rights in the company and resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (iii) was from a holder of more than 45% of the voting rights in the company and resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding controlling shareholders, holders of 25% or more of the voting rights in the company and any person having a personal interest in the acceptance of the tender offer).

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer, or shall abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or is to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer and may further negotiate with third parties in order to obtain a competing offer. Shares purchased in contradiction to the tender offer rules under the Companies Law will have no rights and will become dormant shares.

If a special tender offer is accepted, then shareholders who did not respond to or that had objected the offer may accept the offer within four days of the last day set for the acceptance of the offer. In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Full Tender Offer

Under the Companies Law, a person may not acquire shares in a public company if, after the acquisition, the acquirer will hold more than 90% of the shares or more than 90% of any class of shares of that company, unless a tender offer is made to purchase all of the shares or all of the shares of the particular class. The Companies Law also generally provides that as long as a shareholder in a public company holds more than 90% of the company’s shares or of a class of shares, that shareholder shall be precluded from purchasing any additional shares. In order for all of the shares that the purchaser offered to purchase be transferred to him by operation of law, one of the following needs to have occurred: (i) the shareholders who declined or do not respond to the tender offer hold less than 5% of the company’s outstanding share capital or of the relevant class of shares and the majority of offerees who do not have a personal interest in accepting the tender offer accepted the offer, or (ii) the shareholders who declined or do not respond to the tender offer hold less than 2% of the company’s outstanding share capital or of the relevant class of shares.

A shareholder that had his or her shares so transferred, whether he or she accepted the tender offer or not, has the right, within six months from the date of acceptance of the tender offer, to petition the court to determine that the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, the purchaser may provide in its offer that shareholders who accept the tender offer will not be entitled to such rights.

If the conditions set forth above are not met, the purchaser may not acquire additional shares of the company from shareholders who accepted the tender offer to the extent that following such acquisition, the purchaser would own more than 90% of the company’s issued and outstanding share capital. The above restrictions apply, in addition to the acquisition of shares, to the acquisition of voting power.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company, LLC.

The Nasdaq Global Market and the Tel Aviv Stock Exchange

Our ordinary shares are listed on The Nasdaq Global Market and the Tel Aviv Stock Exchange under the symbol “CGEN.”

Warrants

As of June 30, 2020, we had warrants outstanding to purchase an aggregate 749,104 ordinary shares. See “Description of Warrants—Outstanding Warrants.”

Share History

The following is a summary of the history of our share capital for the last three years.

Ordinary Share Issuances

•	Share Options. Since January 1, 2017 and through June 30, 2020, we have issued a total of 4,256,307 ordinary shares upon the exercise of share options.

•
ATM Sales Agreement. In May 2018, we entered into a Controlled Equity OfferingSM Sales Agreement, or the ATM Sales Agreement, with Cantor Fitzgerald & Co., or Cantor, as sales agent, pursuant to which we may offer and sell, from time to time through Cantor, our ordinary shares having an aggregate offering price of up to $25 million. Under the ATM Sales Agreement, Cantor may sell Shares by any method permitted by law and deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on the Nasdaq Global Market, or on any other existing trading market for the ordinary shares. As of December 31, 2019, we sold 7,245,268 shares through the ATM Sales Agreement for an aggregate purchase price of approximately $23.7 million. The program was terminated in 2019.

•
Registered Direct Offering. In June 2018, we entered into a definitive securities purchase agreement with certain institutional investors and a placement agency agreement with JMP Securities LLC, in connection with a registered direct offering which resulted in the issuance of 5,316,457 of our ordinary shares at a purchase price of $3.95 per share. In connection with the issuance of the ordinary shares, we also issued warrants to purchase up to 4,253,165 additional ordinary shares. The warrants have an exercise price of $4.74 per share and have a term of five years from the date of issuance. Gross proceeds from this offering were approximately $21 million, before deducting the underwriting discounts and commissions and estimated offering expenses payable by us. As of June 30, 2020, warrants to purchase up to 749,104 ordinary shares remained outstanding (warrants to purchase 3,504,061 ordinary shares were exercised as of such date).

•
Bristol-Myers Squibb Securities Purchase Agreement. In October 2018, we and Bristol-Myers Squibb entered into a Securities Purchase Agreement pursuant to which Bristol-Myers Squibb purchased 2,424,243 ordinary shares at a purchase price of $4.95 per share, which represented a 33% premium over the average closing price on the last 20 Nasdaq trading days. Gross proceeds from this private placement were approximately $12 million.

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Public Offering. In March 2020, we entered into an underwriting agreement with SVB Leerink LLC and Stifel, Nicolaus & Company, Incorporated, as representatives of several underwriters relating to the issuance and sale in a public offering of 8,333,334 of our ordinary shares at a price to the public of $9.00 per share (and a price of $8.46 per share to the underwriters). In addition, we granted the underwriters a 30-day option to purchase additional ordinary shares at the price set forth above. On April 14, 2020, we issued and sold, pursuant to that underwriting agreement an additional 483,005 ordinary shares pursuant to the underwriters’ option specified above. We sold a total of 8,816,339 ordinary shares in the offering with gross proceeds of approximately $79.3 million.

Authorized Share Capital

Our authorized share capital is equal to NIS2,000,000 divided into 200,000,000 ordinary shares nominal (par) value NIS 0.01 per share.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities or subordinated debt securities under an indenture that we will enter into with a trustee to be named in the indenture. We have filed a form of this document as an exhibit to the registration statement, of which this prospectus is a part. The indenture will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to the trustee under the indenture.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indenture are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

The indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. The indenture does not limit the amount of debt securities that may be issued thereunder, and it provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	title or designation;
•	the aggregate principal amount and any limit on the amount that may be issued;
•
the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•	the maturity date and the date or dates on which principal will be payable;
•
the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	the terms of the subordination of any series of subordinated debt;
•	the place or places where payments will be payable;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;
•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, any series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;
•	a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;
•	the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indenture does not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;
•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;
•
if we fail to observe or perform any other covenant set forth in the debt securities of such series or the indenture, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if we experience specified events of bankruptcy, insolvency or reorganization.
 No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the applicable prospectus supplement(s) relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the indenture; and
•
subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;
•
the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•
the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and
•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;
•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;
•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the indenture, undertakes to perform only those duties as are specifically set forth in the indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay the principal of and any premium and interest due on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF RIGHTS

General

We may issue rights to purchase any of our securities or any combination thereof. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such rights offering. We may also appoint a rights agent that may act solely as our agent in connection with the rights that are sold. Any such agent will not assume any obligation or relationship of agency or trust with any of the holders of the rights. In connection with a rights offering to our shareholders, we will distribute certificates evidencing the rights and a prospectus supplement to our shareholders on the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

•	the title of such rights;

•	the securities for which such rights are exercisable;

•	the exercise price for such rights;

•	the number of such rights issued with respect to each ordinary share;

•	the extent to which such rights are transferable;

•	if applicable, a discussion of the material Israeli and U.S. income tax considerations applicable to the issuance or exercise of such rights;

•	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement, or any agency agreement, that we may enter into in connection with the rights offering; and

•	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Exercise of Rights

Each right will entitle the holder of the right to purchase for cash such securities or any combination thereof at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares. We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in a prospectus supplement. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We will set forth further terms of the warrants and any applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the number of ordinary shares purchasable upon exercise of the warrants;

•	the designation and terms of the securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

•	any other material terms of the warrants.

Outstanding Warrants

In connection with the issuance of the ordinary shares in our June 2018 registered direct offering, we also issued to certain institutional investors warrants to purchase up to 4,253,165 additional ordinary shares, out of which 749,104 were outstanding as of June 30, 2020. The following is a brief summary of certain terms and conditions of the warrants and is subject in all respects to the provisions contained in the warrants.

Term

The warrants are exercisable during the period beginning six months from the date of issuance and ending at 5:00 P.M. on June 19, 2023.

Exercise Price

The exercise price of the warrants is $4.74 per whole ordinary share. The exercise price is subject to appropriate adjustment in the event of certain stock splits, dividends, recapitalizations or similar events affecting our ordinary shares.

Exercisability

Holders may exercise the warrants beginning six months from June 19, 2018, the date of issuance, and at any time during the applicable term of the warrant. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a written notice and, within one trading day of delivering such notice, payment shall be made in full for the number of ordinary shares purchased upon such exercise. If there is no effective registration statement registering the issuance and sale of the ordinary shares underlying the warrants, the holder may exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of ordinary shares determined according to the formula set forth in the warrant.

Exercise Limitation

Holders shall not have the right to exercise the warrant, to the extent that after giving effect to such exercise, such holder, together with such holder’s affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliates, would beneficially own in excess of 4.99% of the ordinary shares outstanding immediately after giving effect to such exercise which limitation may be increased to 9.99% by the holder.

No Fractional Shares

No fractional ordinary shares will be issued upon exercise of the warrants. If there is a fractional share issuable upon exercise, we will, at our election, either pay a cash adjustment or it will be rounded up to the nearest whole share.

Transferability

Subject to applicable laws and the restriction on transfer set forth in the warrant, the warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer.

Authorized Shares

During the period the warrants are outstanding, we will reserve from our authorized and unissued ordinary shares a sufficient number of shares to provide for the issuance of ordinary shares underlying the warrants upon the exercise of the warrants.

Exchange Listing

We have not and do not plan on applying to list the warrants on Nasdaq, the TASE, any other national securities exchange or any other nationally recognized trading system.

Purchase Rights

Subject to certain limitations, if at any time during the period the warrants are outstanding we grant, issue or sell certain of our securities pro rata to the record holders of our ordinary shares, the warrant holders shall be entitled to participate upon the same terms in an amount up to the number of ordinary shares acquirable upon complete exercise of the warrant.

Pro Rata Distributions

Subject to certain limitations, if at any time during the period the warrants are outstanding we declare or make any dividend or other distribution of assets to our ordinary shareholders, the warrant holders shall be entitled to distributions upon the same terms in an amount up to the number of ordinary shares acquirable upon complete exercise of the warrant.

Fundamental Transactions

In the event of any fundamental transaction, as defined in the warrants and generally including any consolidation or merger with or into another entity, the sale of all or substantially all of our assets, tender offer or exchange offer, reorganization or recapitalization through which another entity acquires us, or reclassification of our ordinary shares, then the successor entity in such transaction will assume in writing all of our obligations under the warrant pursuant to written agreements, including an adjusted exercise price equal to the value for the ordinary shares reflected by the terms of such fundamental transaction, and exercisable for a corresponding number of shares equivalent to the ordinary shares acquirable and receivable upon exercise of the warrant prior to such fundamental transaction.

Failure to Timely Deliver Securities

If we fail for any reason to deliver to a holder the number of shares of ordinary shares due to the holder pursuant to the holder’s written notice on or before the second trading day following receipt of such notice, we will pay to the holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of ordinary shares subject to such exercise, $10 per trading day (increasing to $20 per trading day on the fifth trading day after such liquidated damages begin to accrue) for each trading day until such ordinary shares are delivered or the holder rescinds such exercise.

Right as a Shareholder

Except as otherwise provided in the warrants or by virtue of such holder’s ownership of our ordinary shares, the holders of the warrants do not have the rights or privileges of holders of our ordinary shares, including any voting rights, until they exercise their warrants.

Waivers and Amendments

Any term of the warrants issued in the offering may be amended or waived with our written consent and the written consent of the holder.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of our ordinary shares, debt securities, rights, warrants or any combination of such securities. The applicable prospectus supplement will describe:

•
the terms of the units and of the ordinary shares, debt securities, rights and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering; and

•	the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the offered securities on a negotiated or competitive bid basis to or through underwriters or dealers. We may also sell the securities directly to corporate partners in various programs of the Company, institutional investors or other purchasers or through agents. We will identify any underwriter, dealer, or agent involved in the offer and sale of the securities, and any applicable commissions, discounts and other terms constituting compensation to such underwriters, dealers or agents, in a prospectus supplement.

We may distribute our securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of our securities offered by the prospectus supplement.

If underwriters are used in the sale of our securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless stated otherwise in a prospectus supplement, the obligation of any underwriters to purchase our securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell our securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. In effecting sales, dealers engaged by us may arrange for other dealers to participate in the resales.

We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. In addition, we may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us or others to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in the event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

In connection with the sale of our securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be “underwriters” as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. Compensation as to a particular underwriter, dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving our securities. We will identify any such underwriter or agent, and we will describe any such compensation paid, in the related prospectus supplement. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable limitations of the Financial Industry Regulatory Authority, Inc.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If stated in a prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specific date in the future. Institutions with whom such contracts may be made include commercial savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The obligations of any purchase under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of Israel and of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

If underwriters or dealers are used in the sale, until the distribution of our securities is completed, SEC rules may limit the ability of any such underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (in other words, if they sell more shares than are set forth on the cover page of the prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters also may elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement. In addition, the representatives of the underwriters may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of our securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilizing or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have the effect of causing the price of the securities to be higher than it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time. These transactions may be affected on any exchange on which our securities are traded, in the over-the-counter market, or otherwise.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

LEGAL MATTERS

Certain matters of Israeli law with respect to the legality of the issuance of the ordinary shares offered by this prospectus will be passed upon for us by Shibolet & Co., Law Firm, Tel Aviv, Israel. Certain matters of U.S. law will be passed upon for us by Cooley LLP, New York, New York.

EXPERTS

The consolidated financial statements of Compugen Ltd. appearing in the Annual Report on Form 20-F for the year ended December 31, 2019 and the effectiveness of Compugen Ltd. internal control over financial reporting as of December 31, 2019, as filed with the SEC on  February 24, 2020, have been audited by Kost Forer Gabbay & Kasierer (a Member of Ernst & Young Global), independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports pertaining to such consolidated financial statements and the effectiveness of Compugen Ltd. internal control over financial reporting as of the respective dates, given on the authority of such firm as experts in accounting and auditing. The address of Kost Forer Gabbay & Kasierer is 144 Menachem Begin Road, Building A, Tel-Aviv, Israel 6492102.

EXPENSES

The following are the estimated expenses related to the filing of the registration statement of which this prospectus forms a part, all of which will be paid by us. In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

SEC registration fee	$45,430
Printing expenses*	1,000
Legal fees and expenses*	25,000
Accounting fees and expenses*	5,000
Miscellaneous*	570
Total*	$77,000
__________
*Estimated

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

•	Annual Report on Form 20-F for the year ended December 31, 2019, filed on February 24, 2020 and as amended on February 27, 2020 (File Nos. 000-30902);

•
Reports on Form 6-K filed on January 9, 2020, February 20, 2020, February 20, 2020, March 9, 2020, March 11, 2020, March 12, 2020, March 13, 2020, March 17, 2020, April 6, 2020, April 15, 2020, April 27, 2020, May 6, 2020, May 27, 2020, June 1, 2020 and July 30, 2020 (File Nos. 000-30902); and

•
the description of our ordinary shares contained in our Form 8-A filed on August 2, 2000 (File No. 000-30902), as updated and amended by the disclosure contained under “Description of Ordinary Shares” in this registration statement on Form F-3.

All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K filed by us, all subsequent reports on Forms 10-Q and 8-K filed by us, and all subsequent reports on Form 6-K filed by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this prospectus and deemed to be a part hereof after the date of this prospectus but before the termination of the offering by this prospectus.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

Ari Krashin
Chief Financial Officer
Compugen Ltd.
26 Harokmim Street
Holon 5885849, Israel
Phone: +972-3-765-8585
Fax: +972-3-765-8555

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC relating to the securities offered by this prospectus, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our office holders, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. So long as we are a foreign private issuer, we anticipate filing with the SEC, within three months after the end of each fiscal year, an Annual Report on Form 20-F containing financial statements audited by an independent accounting firm. We also furnish or file with the SEC Reports of Foreign Private Issuer on Form 6-K and other information with the SEC as required by the Exchange Act. You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov.

We also maintain a website at www.cgen.com, through which you can access certain SEC filings. The information set forth on our website is not part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and office holders, almost all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because the majority of our assets and investments, and almost all of our directors and officer holders are located outside the United States, any judgment obtained in the United States against us or any of them may not be collectible within the United States.

Additionally, it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear such a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel that addresses the matters described above.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

•
the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

•	the prevailing law of the foreign state in which the judgments were rendered allows for the enforcement of judgments of Israeli courts;

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

•	the judgments are not contrary to public policy of Israel, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of Israel;

•	the judgments were not obtained by fraud and do not conflict with any other valid judgments in the same matter between the same parties;

•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court;

•	the judgment is not subject to any further appeal procedures; and

•	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

Generally, an Israeli court will not enforce a foreign judgment if the motion for enforcement was filed more than five years after the date of its award in the United States, unless Israel and the United States have agreed otherwise on a different period, or if an Israeli court finds exceptional reasons justifying the delay.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officer holders and controlling persons, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Up to $50,000,000 Ordinary Shares

PROSPECTUS SUPPLEMENT

SVB Securities

January 31, 2023